Exhibit 4.5




                         Collective Bargaining Agreement
                                 of CEZ, a. s.,
                            for the years 2004 - 2006




                            Prague, January 29, 2004

     Collective Bargaining Agreement of CEZ, a. s. for the Years 2004 - 2006

               concluded among the following contracting parties:

CEZ, a. s., (hereinafter the "Employer") represented by:

     Ing. Petr Voboril, Chairman of the Board and Ing. Josef Sedlak, Deputy Chairman of the Board

and

the following base union organizations (hereinafter the "Labor Unions"), represented by the following individuals:

         for ZO OSZJE OOSP EDU                        Jiri Jedlicka
         for ZO OSZJE EDU                             Vladimir Pavlik
         for ZO COSSE ELE                             Petr Stencl
         for ZO COSSE EME                             Jan Sevr
         for ZO COSSE EPC                             Jiri Zelenka
         for ZO COSSE EPR I                           Josef Plisek
         for ZO COSSE EPR II                          Zdenek Zidlicky
         for ZO COSSE ETU I                           Jiri Novotny
         for ZO COSSE ETU II                          Stepan Rodina
         for ZO COSSE ETI                             Josef Mraz
         for ZO OSE EDE                               Lubomir Klosik
         for ZO OSE EHO                               Jiri Sedlak
         for ZO OSE ECH                               Petr Gross
         for ZO OSE EPO                               Ludek Prokop
         for ZO OSE EPO - TDK                         Antonin Behr
         for ZO OSE ETE                               Frantisek Haman
         for ZO OSE EVD                               Martin Kopecky
         for ZO OSE EVD el. Dalesice                  Miroslav Jilek
         for ZO OSE EVD el. Lipno                     Jiri Lavicka
         for ZO OSE EVD el. Orlik                     Ladislav Vrtal
         for ZO OSE EVD el. Dl. Strane                Radek Mucha
         for ZO OSE HS                                Ivan Janda

 Collective Agreement of CEZ, a. s., for the years 2004 - 2006


                             INTRODUCTORY PROVISIONS

                                    Section 1
                     Subject of Company Collective Agreement

1.1. This collective agreement regulates, in accordance with Act No. 2/1991 Coll., On Collective Bargaining, individual and collective relationships between the Employer and employees and the rights and obligations of the contracting parties.

                                    Section 2
                Binding Nature of Collective Bargaining Agreement

2.1. This collective bargaining agreement is binding for both contracting parties and their legal representatives and for all employees of the Employer. In provisions where it is explicitly stated, this agreement also applies to retirees - former employees of the Employer who left to enter into disability retirement, old-age retirement or early retirement pursuant to Act No.155/1995 Coll., On Pension Insurance (hereinafter "Retirees") and the family members of employees.

                                    Section 3
                                Joint Obligations

The contracting parties undertake to:

3.1. Develop correct relations and mutually respect the position and powers of the other contracting party with the aim of ensuring social peace at the Employer's.

3.2. Mutually inform each other regarding the preparation of fundamental measures and plans that affect the interests of the other party to this contractual relationship.

3.3. Address contentious matters arising from mutual relationships through negotiations between the contracting parties.

3.4. Evaluate the obligations ensuing from this collective bargaining agreement following the end of the mid-year period of the applicable calendar year at a joint meeting of the members of the negotiation teams.

                                    Section 4
          Regulation of Relationships Between Employer and Labor Unions

A.        The Employer undertakes to

4.1. Respect the right of employees to freely associate in unions and not place impediments in the way of Labor Union activities conducted in accordance with legal regulations and this collective bargaining agreement.

4.2. Provide Labor Unions with rooms, containing the necessary equipment, for their necessary operating activities, including maintenance of the provided equipment and ensuring operation. The foregoing is being provided on the basis of an agreement on the use of premises and equipment, for a contractual price of CZK 10 per month.

4.3. Ensure the installation, maintenance and functioning of any required telephone lines (including the payment of local and inter-city calling charges), operation of a VF telephone and e-mail, if it is technically possible to provide them, at the Employer's expense.

4.4. Create for Labor Unions the technical conditions necessary for informing employees of their activities.

4.5. Ensure the deduction of membership dues for union members in accordance with the agreement on deductions from wages concluded between the Employer and employees, and to transfer such deductions to the account of the applicable Labor Union to which the employee belongs.

4.6. Enable members of the applicable Labor Union bodies to perform at the Employer's premises under the authority of such Labor Union bodies inspections of compliance with labor law regulations, internal wage regulations, safety regulations, regulations on health protection during work activities and employment regulations, as well as inspections in the area of plant catering and obligations ensuing from this collective bargaining agreement and higher-level collective bargaining agreements.

          4.6.1 Enable members and authorized employees of applicable higher-level Labor Union bodies to have entry to the Employer's premises for the reasons set forth in Clause 4.6. and create for volunteer Labor Union work safety inspectors the conditions necessary for the performance of their activities.

          4.6.2 For the performance of the inspections pursuant to Clause 4.6., to provide personal information that is subject to the protection of personhood pursuant to Act No. 101/2000 Coll. On the Protection of Personal Data and Amendments to Certain Laws only with the prior consent of the employee.

4.7. Create for Labor Union bodies for the performance of the activities of employees' representatives, at its expense, the conditions necessary for the proper performance of their activities and to pay them their costs for the required materials. To that end, the Employer undertakes to set aside in its budget in each year of the validity of this agreement the amount of CZK 2 million, which amount will be divided among individual localities in the form of limits (see Annex No. 2 to this collective bargaining agreement). The assigned funds will be used primarily for covering the following expenditures:

          a) demonstrated travel costs pursuant to Act No. 119/1992 Coll., On Travel Cost Reimbursements, as amended,

          b) training and seminars for members of the applicable Labor Union body, including purchases of professional literature and other printed matter,

          c) coverage of the cost of expert opinions and consulting activities.

4.8. Reimburse the applicable Labor Union body for costs following the presentation of individual payment documents to the applicable personnel department, within 15 days after the end of the calendar quarter.

4.9. Enable the authorized representative of the applicable Labor Union to discuss at a meeting of the management of the organizational unit such matters as the Labor Union is interested in.

4.10. Enable the authorized representatives of the applicable Labor Unions (or Labor Union) active at the Employer's premises to discuss at the management level of the Conventional Power Division or Nuclear Power Division, at a meeting of the management of CEZ, a. s., or, as the case may be, at the company's board of directors, such matters as the Labor Unions are interested in, in accordance with the rules of procedure, which the Employer shall enable the applicable Labor Union bodies to familiarize themselves with.

4.11. Enable Labor Union representatives to participate in committees preparing organizational changes and selection committees established in connection with such changes.

B.        Labor Union bodies undertake to

4.12. Protect the Employer's interests and reputation at the workplace and in public, to respect the Employer's operating requirements during their activities, to refrain from any conduct that would be in conflict with the Employer's commercial and entrepreneurial interests, while respecting the justified interests of the Labor Unions.

4.13. Expend in an economical manner the funds set aside for their activities pursuant to Clause 4.7. herein.

4.14. Enable the Employer's representatives to discuss during meetings of the committee of a base Labor Union such matters as the Employer is interested in.

4.15. To inform employees at all workplaces in a suitable manner of the activities of employees' representatives, and on the content and conclusions in respect of information and discussions with the Employer.

4.16. Members of the applicable union body have an obligation to maintain in secrecy any facts of which they learn during the performance of the duties associated with their post if a breach of the obligation to maintain secrecy could cause secret facts to be revealed or a breach of the justified interests of the Employer or its employees. Such obligation shall remain in effect for a period of one year after the termination of their post, unless a law stipulates otherwise.

                                    Section 5
              Releasing Employees to Perform Duties in Labor Unions

5.1. Upon the request of the applicable Labor Union body, the Employer shall provide to employees for the performance of Labor Union duties and for the activities of an employees' representative or for participation at Labor Union meetings, conferences, congresses, training or for participation in certain necessary administrative and technical work:

          a) a short-term work leave, in accordance with the specific case involved, for an essential, necessary period of time, with compensation of wages in the amount of the employee's average wage as determined in accordance with labor laws, without requiring the refundation of such compensation of wages,

          b) a long-term work leave for the entire work period or part thereof, for the period of the entire term in office or part thereof, on the basis of a resolution of the membership meeting or conference of the base Labor Union, under the conditions stipulated in Sections 3 and 4 of Decree No. 172/1973 Coll. A list of employees who have been released long-term for the performance of the duties associated with their post, and any exemptions pursuant to Section 3 (2) (c) of the cited decree permitted by the applicable Labor Union association shall be submitted by the Labor Union to the director of the personnel department of the Prague Head Office within one month after this agreement enters into effect, and additionally whenever a union functionary who has been released on a long-term basis is changed.

5.2. The Employer shall provide to members of a Labor Union body for the performance of their activities as employees' representatives a work leave of an essential necessary extent, with compensation of wages in the amount of the average wage. In the case of employees who have been released long-term for activities in a Labor Union, the determination of the average wage is based on their work classification prior to their release for the performance of duties in the Labor Union. An essential necessary extent for the period for the performance of the activities of an employees' representative shall be:

          - in the case of released chairpersons of Labor Unions, 75 % of the total release period,

          - in the case of other released functionaries, at least 40 % of the total release period, unless otherwise decided at the locality.

5.3. For employees released for full-time or part-time activities at a Labor Union active on the Employer's premises the Employer shall ensure the payment of the remuneration stipulated by the Labor Union and remittances of social security and health insurance payments within the payment deadlines stipulated in the collective bargaining agreement, including an accounting with regard to income tax if the employees request such accounting. For the period when they are not performing the activities of employees' representatives, such released employees shall be provided with a pro-rated portion of the remuneration approved by the Labor Union. The remuneration shall be refunded to the employee monthly from the account of the applicable Labor Union. The Employer shall not demand from Labor Unions the refundation of insurance payments in respect of social security and health insurance.

5.4. Employees released for full-time activities at a Labor Union remain in an employment relationship with the Employer. Upon the termination of the performance of Labor Union duties, the Employer shall assign the released employee (within the meaning of Section 147 of the Labor
          Code) back to the original work and the original workplace. If this is not possible because the work no longer exists or the workplace has been closed down, the Employer must assign the employee to other work corresponding to the employee's employment contract.

                                    Section 6
                               Right to Co-Decide

The right to co-decide is understood to mean the relationship between the Employer and the applicable Labor Union body pursuant to which the performance of certain legal actions or the adoption of other measures by the Employer requires the prior consent of the Labor Union body or an agreement with such body.

6.1. The applicable Labor Union body co-decides with the Employer in the following cases:

          a) issuance of and changes to work rules (Section 82 (3) of the Labor Code),

          b) determination of a holidays schedule in an organizational unit (Section 108 (1) of the Labor Code),

          c) determination of the drawing of holidays by employees in cases where the notice period for taking a holiday is less than 14 days prior to the first day of the holiday (Section 108 (1) of the Labor Code),

          d) giving of notice or during an immediate termination of an employment relationship with a member of a Labor Union body who is authorized to co-decide with the Employer (Section 59 (2) of the Labor Code); an applicable Labor Union body that is deemed to have the right to co-decide is the body specified in Section 272
               (4) of the Labor Code,

          e) excusing a curtailment of a holiday due to an unexcused absence (Section 11 (2), Government Directive No. 108/1994 Coll.),

          f) stipulation of a mass drawing of holidays in cases where it is necessary due operating reasons, up to a maximum length of two weeks (Section 12 of Government Directive No. 108/1994 Coll.),

          g) decision on whether a particular case constitutes missing work without an excuse (Section 40 (5) of Government Directive No. 108/1994 Coll.),

          h) organizing reviews of work safety and human safety on all workplaces and facilities of the Employer pursuant to Section 136a (4) of the Labor Code,

          i) conclusion of agreements pursuant to Section 130 (2) of the Labor Code in which are specified serious operating reasons, amounts of compensation for wages and time periods for which the Employer cannot assign work to employees,

          j) organizing elections of the supervisory board members that are to be elected by employees.

                                    Section 7
                              Right of Negotiation

Negotiation is understood to mean negotiations between the Employer and employees, or negotiations between the Employer and the applicable Labor Union bodies, conducted for the purpose of reaching an agreement.

7.1. In addition to the cases set forth in labor law regulations, the Employer shall negotiate with the applicable Labor Union body, in particular, the following:

          a) the economic situation of the Employer, including a prediction of full-year results, by the end of August and November of the applicable calendar year,

          b)   setting standards for work pursuant to a special law,

          c)   changes in the organization of work,

          d)   system for the evaluation of remuneration for employees,

          e)   system for the training and education of employees,

          f) measures for the creation of conditions for the employment of individuals, particularly youth, persons caring for a child younger than 15 years and persons whose ability to perform work has changed, including material matters relating to care for employees, measures for improving work hygiene and hygiene in the work environment, organizing social, cultural and physical fitness services,

          g) reasons and consequences ensuing from Section 250 of the Labor Code, 3 months prior to a decision of the general meeting,

          h) election rules for the election of employee representatives to the supervisory board,

          i)   other measures relating to a larger number of employees,

          j)   measures set forth in Section 18 (3) of the Labor Code,

          k)   issuance of rules for safety and health protection during work,

          l) a claim for compensation for damages in excess of CZK 1000 that the Employer requires to be paid by an employee (in accordance with Section 185 (4) of the Labor Code).

7.2. Measures relating to a larger number of employees that the Employer is supposed to negotiate in advance with the applicable Labor Union body are deemed to be those measures that relate to at least 9 employees of the Conventional Power Division, the Nuclear Power Division or the Prague Head Office, or 9 employees with the same location for the performance of work or all employees of the lowest organizational unit.

7.3. For the purposes of modifications to the List of Characteristic Activities (additions or changes), a special permanent committee shall be established from employees' representatives with which the Employer shall negotiate all proposed changes in order to reach an agreement. Proposals for changes or modifications to the List of Characteristic Activities may be submitted by both contracting parties.

                                    Section 8
                              Right to Information

Informing constitutes cooperation whereunder the Employer and the applicable Labor Union body mutually exchange information in person or in writing. In the event that one of the parties requests that information be supplemented or explained, the other party has an obligation to accommodate such request.

8.1. The Employer shall inform the applicable Labor Union body regarding, in particular, the measures described in Section 18 (2) of the Labor Code and shall concurrently give such body information, in accordance with the organizational structure, as follows:

          a) once a month on any stipulated work relations at the Conventional Power Division, Nuclear Power Division and Prague Head Office,

          b) once a month on all terminations of employment at the Conventional Power Division, Nuclear Power Division and Prague Head Office

          c) at mid-year, a report on the operating results of CEZ, a. s. in the elapsed period,

          d) once quarterly on the volume of funds paid out for the individual components of wages and on the development of wages at CEZ, a. s. as a whole, broken down by Conventional Power Division, Nuclear Power Division and Prague Head Office and by groups of employees receiving a contractual wage and groups of employees receiving a tariff wage. The foregoing material shall be handed over to the employees' representatives authorized to negotiate this collective bargaining agreement, as a rule by the end of the second month after the end of the applicable period,

          e) on staffing the posts of management employees at the Conventional Power Division, Nuclear Power Division and Prague Head Office, from department heads up,

          f) on any organizational changes or rationalization measures being prepared due to which employees will be laid off at the Conventional Power Division, Nuclear Power Division and Prague Head Office, as a rule one month prior to the issuance of the guiding document regarding such organizational change. In the case of other organizational changes, as a rule one month prior to the date on which they enter into force,

          g) on the transfer of tasks, activities or parts thereof within the meaning of Section 249 of the Labor Code, as a rule two months prior to their implementation,

          h) information required for collective bargaining and evaluations of compliance with the collective bargaining agreement,

          i) on the distribution of wages among the Conventional Power Division, Nuclear Power Division and Prague Head Office in relation to the planned recalculated number of employees, by the end of February of the applicable calendar year,

          j) on employees, broken down by place of work, and the Employer shall present to the Labor Union body a list of names of the employees, broken down by the Conventional Power Division, Nuclear Power Division and Prague Head Office, which are in an employment relationship with the Employer as at January 1 and July 1 of the applicable calendar year,

          k)   on any sale of the company's housing stock.

8.2.      Labor Union bodies:

          a) shall inform the Director of the Personnel Section bi-annually regarding the number of the membership base, broken down into employees, Retirees and other members of the Labor Union,

          b) shall present to the Director of the Personnel Section once annually a list of the names of the members of the Labor Union bodies who are entitled to co-decide together with the Employer and shall provide information regarding any changes thereto in the course of the year.

8.3.      Work Meetings

          Management employees of all levels of management shall inform employees regarding matters taking place at the Employer's, primarily by means of work meetings.

8.4.      Employer's Meetings

          In cases where this is justified, the Employer shall invite the authorized representatives of Labor Union bodies to attend meetings of the Employer's management bodies.

                                 LABOR LAW AREA

                                    Section 9
         Origination, Change and Termination of Employment Relationship

9.1. The origination, change and termination of an employment relationship is governed by the provisions of Section 27 through Section 71 of the Labor Code and by this Collective Bargaining Agreement.

9.2. Measures for mitigating the impact on employees laid off by the Employer for organizational reasons are set forth in Annex No. 7 hereto.

                                   Section 10
                                   Work Period

10.1. The Employer's work period is 37.5 hours weekly (after deduction of work breaks) with the exception of the cases described in Clauses
          10.2. and 10.3.

10.2. In the case of employees working in continuous-operation facilities and employees performing work in two-shift facilities operating on all calendar days of the year, a weekly work period of 36.5 hours applies (after deduction of work breaks). This provision does not apply to the employees of nuclear power plants performing work that cannot be interrupted.

10.3. In the case of employees working at nuclear power plants and performing work that cannot be interrupted, a work period of 36 hours applies.

10.4. In the case of employees working at continuous-operation facilities and employees performing work in two-shift facilities operating on all calendar days of the year, an unevenly distributed work period applies. The specific distribution of the work period shall be stipulated for employees by a shift schedule so that the average weekly work period does not exceed the limit stipulated for the weekly work period in the course of the entire calendar year. Employees shall be informed regarding the written shift schedule negotiated with the applicable Labor Union body at least two weeks prior to the start of the period in respect of which the work period has been distributed in an uneven manner, unless the Employer and employee agree otherwise. Throughout the term of the Collective Bargaining Agreement, shift schedules shall be identical to the schedules in effect during 2003. If any changes are required to be made, new schedules shall be issued upon agreement with the applicable Labor Union body active in the locality involved.

10.5. In the interest of a better use of the work period and the satisfaction of the personal requirements of employees, flexible work periods are used at certain workplaces or for certain employees. Specific conditions for the application of flexible work periods shall be stipulated in the Work Rules.

10.6. After no more than 4.5 hours of continuous work, the Employer shall provide an employee with a work break of 30 minutes for a meal and rest. Such provided breaks for a meal and a rest are not counted as part of the work period.

10.7. In cases involving work that cannot be interrupted, employees must be provided with a reasonable period for rest and a meal even if operation is not interrupted. Such period is not deemed a work break, it is deemed to constitute the performance of work.

10.8. A period of up to 15 minutes for washing up is counted as part of the work period of employees working in facilities or administration and employees for which the nature of the assigned work requires it.

10.9. In the Employer's internal regulations (the Conventional Power Division, the Nuclear Power Division and the Prague Head Office) negotiated with the applicable Labor Union bodies is stipulated the distribution of the work period and other measures.

                                   Section 11
                         Overtime Work and Standby Duty

11.1. The Employer may order overtime work only in exceptional cases, if serious operating reasons are involved. Overtime work than an employee is ordered to perform shall not exceed eight hours in an individual week and shall not exceed 150 hours in a calendar year.

11.2. A single employee caring for a child up to 12 years of age on a long-term basis can be assigned overtime work only with such employee's consent.

11.3. Work over and above the framework described in Clause 11.1. may be performed only in exceptional cases, if the employee grants consent to such work.

11.4. Overtime work which immediately follows a night shift may be ordered by the Employer only in entirely exceptional cases, in a maximum scope of four hours.

11.5. The total scope of ordered and agreed overtime work cannot exceed an average of 8 hours a week in the course of a calendar year. Employees that perform work at high-risk workplaces cannot exceed a total of 150 hours of overtime work in a calendar year.

                                   Section 12
                                    Holidays

12.1. The holiday for each calendar year for all employees shall be extended by one week over the base length stipulated in Section 102 (1) of the Labor Code and shall amount to 5 weeks.

12.2. Employees whose work period is unevenly distributed into individual weeks or for the period of the entire calendar year (Section 85 of the Labor Code) are entitled to the number of days of holidays accruing to them on the basis of the annual average.

12.3. The employees described in Section 105 (2) (b) and (c) are entitled to a supplementary holiday of one week. If an employee works only part of the calendar year under the foregoing conditions, then for each 22 days so worked such employee is entitled to one-twelfth of the supplementary holiday.

12.4. In the event that a holiday is curtailed pursuant to Section 11 of Government Decree No. 108/1994 Coll., an employee whose employment relationship lasted the entire calendar year shall be provided with a holiday of at least two weeks.

                                   Section 13
                      Impediments to Work on the Side of an
                  Employee During which Work Leave is Provided

13.1. An employee's entitlement to a work leave with compensation of wages in the amount of the employee's average wage, provided the conditions stipulated in labor law regulations are met, are determined in the below-described cases as follows:

          13.1.1. In the event of the death of a member of an employee's family:

                    - four business days in the event of the death of a spouse, companion, own child or child living in a common household, and an additional day for attending the funeral of such persons,

                    - two business days in the event of the death of an employee's parents or siblings, or the parents or siblings of the employee's spouse, daughter-in-law or son-in-law, and an additional day for attending the funeral of such persons, plus another additional day if the employee is arranging the funeral of such persons,

                    - one day in the event of the death of an employee's grandparent or grandson or a grandparent or grandson of the employee's spouse or another person that did not belong among the foregoing relatives but lived at the time of death in a common household with the employee, and an additional day for attending the funeral of such persons.

          13.1.2. Three business days in a calendar year for all single employees (pursuant to Section 274 (1) of the Labor Code) looking after one or more children up to the age of 15 years, as a rule after having drawn the due holiday and upon agreement with the Employer, provided that such employee's employment relationship with the Employer lasted or is supposed to last at least three months in a calendar year. Such work leave is not provided to employees in a part-time employment relationship.

          13.1.3. For a period that is essential and necessary for the examination or treatment of an employee in a medical facility under the conditions stipulated in Clause 1 (a) and
                    (b) of the annex to Government Decree No. 108/1994 Coll.

          13.1.4. For a period that is essential and necessary, but no more than one day, for accompanying an employee's family member to a medical facility for examination or treatment under the conditions stipulated in Clause 3 (a) of the annex to Government Decree No. 108/1994 Coll.

          13.1.5. For a period that is essential and necessary, but no more than twelve business days in a calendar year, when accompanying a handicapped child to a social care facility or to a live-in remedial school (also applies to the night shift on the date prior to the day on which the child will be accompanied).

          13.1.6. For a period that is essential and necessary, but no more than three business days in the course of four calendar weeks of a notice period, to seek new employment in the event of the dissolution of the employment relationship due to organizational changes.

          13.1.7. Two days, if an employee is moving to a different municipality, and one day if the employee is moving within the municipality, in the Employer's interest, and if the employee has their own furnishings (within the meaning of Clause 6 of the Annex to Government Decree No. 108/1994 Coll.).

          13.1.8. A work leave of an essential and necessary scope for employees ensuring recreation for children and youth under the conditions stipulated in Federal Ministry of Labor and Social Affairs Decree No. 18/1991 Coll., On Other Tasks in the Public Interest.

          13.1.9. Two days for an employee's own wedding, of which one day for attending the wedding ceremony.

          13.1.10. Two days in the event of the birth of child to an employee's wife or companion.

          13.1.11. One day for participation at the wedding ceremony of an employee's child.

          13.1.12. For an essential and necessary period in the event of attendance of the funeral of a co-worker.

          13.1.13. For activities set forth in Federal Ministry of Labor and Social Affairs Decree No. 18/1991 Coll., On Other Tasks in the Public Interest, and under the conditions specified therein.

          13.1.14. For an essential and necessary period in the event of a natural disaster caused by extraordinary weather impacts due to which an employee had to personally bear restrictions (for example, evacuation, restrictions on staying in an area and situations where movement is restricted to specified places or territories etc..) ensuing from crisis measures stipulated during a crisis situation announced pursuant to Act No. 240/2000 Coll., On Crisis Management and on Amendments to Certain Laws.

          13.1.15. For an essential and necessary period when an employee provided personal assistance, under the conditions stipulated in Act No. 239/2000 Coll. and Act No. 240/2000 Coll., during preparation for an extraordinary event, during rescue and clean-up work and during protection of the population at a time when a crisis situation was announced.

          13.1.16. For an essential and necessary period, but no more than five business days, a work leave with compensation for wages in the amount of 80 % of an employee's average wage, in the event that the employee was cleaning up damage caused by a natural disaster in the apartment or house where the employee was permanently residing, unless the contracting parties agree otherwise. In the event that the apartment or house was completely destroyed, the employee shall be provided with compensation for wages in the amount of his or her average wage.

          13.1.17. For a period that is essential and necessary for an employee to attend re-qualification training ensured by the Employer pursuant to Clause 19.4. herein prior to the termination of the employment relationship for organizational reasons.

13.2. The Employer shall provide a work leave without compensation for wages in the following cases:

          13.2.1.   One day for attending the wedding of an employer's parent.

          13.2.2. For an essential and necessary period, up to one day, during a move within the same municipality, and up to two days if moving to a different municipality, if the employee has his or her own furnishings.

          13.2.3. For an essential and necessary period in the event of an unforeseen interruption in traffic or tardiness in the case of public transit.

          13.2.4. For an essential and necessary period, up to one half-day in a week, for searching for new employment prior to the termination of the employment relationship, for a period corresponding to the notice period, with the exception of cases where employment was terminated for organizational reasons. With the Employer's consent, work leave can be merged.

          13.2.5. For activities set forth in Federal Ministry of Labor and Social Affairs Decree No. 18/1991 Coll., On Other Tasks in the Public Interest, and under the conditions specified therein.

13.3. In cases where it is justified, the Employer may provide an employee with additional work leave, without compensation for wages, over and above the scope stipulated in Clauses 13.2.1. through 13.2.5., in the event that there are no operational impediments thereto on the Employer's side and provided that at the time the request for such work leave is submitted the employee has drawn his or her holiday for the calendar year.

13.4. In the event of public transit interruptions due to extensive and extraordinary weather impacts, the Employer shall provide an employee with work leave for an essential and necessary period, with compensation for wages in the amount of such employee's lost wages, up to the amount of the employee's average wages.

13.5. During military training the Employer shall provide an employee with compensation for wages in the amount of such employee's average wage determined in accordance with labor law regulations. In the event an employee performs civilian services in lieu of military training, such employee shall be entitled to compensation for wages in the amount stipulated by the applicable legal regulation (Section 20 of Government Decree No. 108/1994 Coll.).

                                   Section 14
     Compensation for Damages during Work Injuries and Work-Caused Illnesses

14.1. To an employee who sustained a work injury or who was determined to have a work-related illness due to which such employee will be unable to perform work for an extended period of time (at least two months) the Employer shall pay a billable deposit for compensation for damages which the Employer is obligated to provide, up to the amount of the average wage. A preconditions for the provision of such compensation is the conclusion of an agreement on payroll deductions between the employee and the Employer to cover cases where the deposit paid out exceeds the compensation for damages determined after the investigation of the work-related injury is completed.

14.2. A one time indemnification for the survivors of an employee who died as a result of a work-related injury or work-related illness (Section 200 of the Labor Code) is payable to:

          o    a spouse, in the amount of CZK 100 000,

          o    a child entitled to an orphan's pension, in the amount of CZK 155
               000,

          o parents of the deceased, in justified cases, in the amount of CZK 80 000.

                                   Section 15
            Work Conditions; Safety and Health Protection During Work

15.1. The rights of the Employer, the rights and obligations of employees and the involvement of Labor Union bodies in the area of safety and health protection during work are regulated by, in particular, Section 132 through Section 136a of the Labor Code and by other legal regulations and internal regulations relating to this issue.

15.2. The Employer undertakes to create the necessary conditions so that employees are able to perform their work in a safe manner that does not endanger their health and in an appropriate work environment. The Employer concurrently undertakes to search for risks, determine the causes thereof and adopt measures for their removal.

15.3.     The Employer undertakes to, in particular, :

          a) perform all measures to ensure safety and health protection during work in cooperation with the Labor Union,

          b) investigate the causes and circumstances of the occurrence of a work injury with the participation of the employee, if the employee's health so allows, and with the participation of the applicable Labor Union body,

          c) inform the applicable Labor Union body without delay of any operating accidents (breakdowns) and work injuries, as well as of any deficiencies in work safety discovered by the Employer or notified to the Employer by the applicable state authorities,

          d) organize at least once annually, upon agreement with the applicable Labor Union body, reviews of safety and health protection during work and cure any discovered deficiencies,

          e) measure the hygienic specifications of the work environment when requested to do so by employees or in the event that significant changes occurred in such environment, and, in accordance with the results, adopt technical or, as the case may be, organizational measures, depending on the degree of work risk determined,

          f) evaluate high-risk workplaces once annually, notify the results of the evaluation to the applicable Labor Union body and inform employees of the results of the inspection,

          g) at least once annually, present to employees who are exposed to harmful effects (e.g. vibrations, noise, carcinogenic substances, chemical substances, ionizing irradiation etc.) well-rounded instructions regarding the dangers ensuing therefrom and instructions on measures that need to be taken for the protection of such employees.

15.4. The Employer shall provide personal protective aids to employees whose work requires them and shall ensure the free-of-charge cleaning and repair of such protective aids. The Employer shall also provide employees with washing, cleaning and disinfecting products and, on workplaces with an unsuitable micro-climate, protective beverages. All of the foregoing shall be provided by the Employer free-of-charge in accordance with a list prepared by the Employer on the basis of an evaluation of the risks and specific work conditions in the scope and under the conditions stipulated in a government decree.

15.5. On those of the Employer's workplaces where it is stipulated by special laws, and on workplaces where at least one non-smoker is employed, a prohibition of smoking shall apply. A prohibition of smoking also applies to all meetings, advisory sessions and negotiations held in enclosed premises. The Employer may stipulate a prohibition of smoking on all premises in a particular locality.

                                   Section 16
                             Complaints and Comments

16.1. Complaints and comments may be submitted by work groups and employees via Labor Union bodies and management employees. Management employees have an obligation to respond to complaints and comments without undue delay. An employee shall receive a written response to a written complaint within a time limit of thirty days.

16.2. The Employer has an obligation to discuss with an employee, or with the applicable Labor Union body at the employee's request, a complaint from the employee regarding the exercise of rights and obligations ensuing from labor law relations.

                                   SOCIAL AREA

                                   Section 17
                                   Social Fund

17.1.     Provision of financial resources from the Social Fund

          17.1.1. For each calendar year of the term of this Collective Bargaining Agreement, the Employer shall set aside for use from the Social Fund the amount of CZK 75 000 000.

          17.1.2. Financial resources from the Social Fund may be used for the following purposes:

                    a)   meals for employees and former employees - Retirees,

                    b) contribution for recreation and recuperation (through the use of personal accounts),

                    c) social assistance for overcoming an employee's difficult situation and for social assistance to an employee's survivors,

                    d)   activities of clubs of Retirees' - former employees,

                    e)   contributions to blood donors,

                    f)   housing for employees.

17.2.     Designation of Fund

          17.2.1. The financial resources in the fund may be used for employees who are in a full-time employment relationship with the Employer, including employees not listed as employees. In cases where this Collective Bargaining Agreement so stipulates, such financial resources may also be used for their family members and Retirees - former employees.

          17.2.2. For the purposes of such fund, a family member is understood to mean a spouse or companion. Also the employee's own children and any children living with the employee on a long-term basis in a common household, until the end of the calendar year following the end of mandatory school attendance and thereafter after the attainment of 26 years if such person is consistently preparing for a future vocation through studies. For the purposes of such fund, children are also understood to include those persons who are unable to prepare for a future vocation or who cannot be employed due to illness, physical, sensory or mental handicaps and are not older than 26 years.

          17.2.3. A Retiree for the purposes of this fund is understood to mean a former employee who ended an employment relationship with the employer and entered an invalidity retirement, old-age retirement or early old-age retirement in accordance with Act No. 155/1995 Coll., On Pension Insurance. A Retiree is additionally understood to also mean an employee who was already a pensioner when he or she joined the Employer, worked for the Employer for a minimum of 5 years and thereafter ended his or her employment relationship with the Employer.

          17.2.4. Employees working for the Employer under a full-time employment relationship are not able to draw financial resources from the Social Fund (with the exception of the Employer's contributions towards meals and accommodation) until their trial period has ended.

17.3.     Employees' personal accounts

          17.3.1 Within the framework of the Social Fund, the Employer shall create personal accounts for employees. By means of the personal accounts, the Employer contributes to employees, and in the described case also to their family members, for the following purposes:

                    o recreational and recuperation stays, including children's' recreation, curative and recuperative stays for employees and their family members,

                    o life insurance and supplementary pension insurance for employees (only for drawing the balance of the financial resources in the personal account upon the termination of an employment relationship and for the purpose of drawing the balance in the personal account from the preceding year).

          17.3.2. Contributions into the personal account are uniform for all employees and the amount thereof is based on the budget of the Social Fund. In each year of the term hereof, a contribution into the personal accounts of employees shall be agreed in an amount of at least CZK 7 300.

          17.3.3.   Rules for the creation and use of personal accounts:

                    a) A personal account is created for employees and financial resources are contributed into the account in the applicable calendar year to those employees who are in a full-time employment relationship with the Employer (including employees not listed as employees).

                    b) Employees are enabled to draw from the personal account only after the end of their trial period. Financial resources shall be contributed into the account in a prorated amount based on the length of the employment relationship in the applicable calendar year. In the event that an employee draws all of the funds in the personal account and subsequently terminates the employment relationship in the course of the calendar year, the employee is not obligated to return the drawn funds.

                    c) In the event that an employee works for the Employer on the basis of a work commitment that is shorter than full-time employment, the amount of financial resources in the personal account shall be reduced proportionally in accordance with the length of the work commitment.

                    d) The lowest one-time amount that may be paid through the use of the personal account is CZK 1 000. An employee may draw from the personal account no more than three times in the course of the applicable calendar year.

                    e) Drawing from the personal account is accomplished exclusively by bank transfer from the Employer's account.

                    f) Financial resources in the personal account are not the property of the applicable employee. In the event that the supplier of a service that was paid for from the personal account fails to provide the applicable performance (for example, due to being in liquidation) and fails to return the paid financial resources to the Employer, the employee is not entitled to again draw the funds from the personal account.

                    g) If it is determined that an employee by his or her conduct caused the financial resources to be used in contravention of the rules for the use of personal accounts stipulated by this Collective Bargaining Agreement, such employee has an obligation to return such funds within a time limit of 30 days from the time when the employee was demonstrably informed of such fact by the employer. In the following year, no financial resources shall be contributed to the personal account for such employee and such employee will not be able to draw any balance in such account.

                    h) Financial resources contributed into an employee's personal account in a particular calendar year may be drawn no later than December 31 of the following calendar year, it being understood that the balance in the employee's personal account as at December 31 of the current year can be no more than the amount of the financial resources contributed into the employee's personal account during such year.

                    i) In the event that an employee wishes to draw from the personal account financial resources from the preceding year, in addition to the possibility of transferring such financial resources into life insurance or supplementary pension insurance such employee may also request that such financial resources be paid out together with his or her wages on the same date when wages are to be paid for the month of December of the applicable calendar year.

                    j) The right to draw from the personal account terminates on the date of the termination of an employee's employment relationship, with the exception of the employee's death, in which case such undrawn financial resources may be used to increase the social assistance or one-time indemnification provided to the employee's survivors under the Collective Bargaining Agreement.

                    k) Any undrawn funds in the personal account become part of the Employer's Social Fund.

                    l) Rules for the creation of and drawing from personal accounts are set forth in the guideline document titled "Personal Accounts of Employees".

17.4.     Social Fund Budget

          17.4.1. The Social Fund Budget is set forth in Annex No. 3A and 3B hereto.

          17.4.2. Any undrawn financial resources in the Social Funds of individual organizational units from the year 2003 shall be transferred into the Employer's Social Fund Budget for 2004, with the exception of undrawn financial resources in the personal accounts of employees.

                                   Section 18
                          Social Benefits of Employees

18.1.     Meals

          18.1.1. The Employer's contribution from the Social Fund for one meal actually claimed by an employee during a worked shift is CZK 13, the contribution for an additional meal actually claimed during a shift longer than 10.5 hours is an additional CZK 13. If an employee was unable to work due to impediments on the side of the Employer (Section 130 (1) of the Labor Code), the Employer shall provide the employee with a meal contribution in the same amount for an actually claimed meal.

          18.1.2.   The Employer pays:

                    a) if the Employer has its own meal facility, all substantive and personnel-related costs for the acquisition of a meal. The provision of meals in the employer's own cafeteria through the use of other entities is also deemed to constitute a company meal facility,

                    b) in the event that the Employer provides company meals through the use of other entities (for example, in the form of meal vouchers), 55 % of the cost of a meal, but no more than 70 % of the daily allowance during a business trip of 5 - 12 hours (pursuant to Act No. 119/1992 Coll., On Reimbursement of Travel Expenses, as amended).

          18.1.3. If an employee consumes meals in the course of a work shift, the employee pays:

                    a)   in the Employer's own meal facility:

                         the value of the food, less the Employer's contribution from the Social Fund in the amount of CZK13,

                    b)   via other entities in their facilities:

                         the actual price for the meal (meal vouchers), less the payment from the Employer pursuant to Clause 18.1.2 (b) and less the Employer's contribution from the Social Fund in the amount of CZK 13.

          18.1.4. The Employer shall provide access to meals to Retirees - former employees:

                    a) in the Employer's own meal facilities, where the Retirees shall pay the value of the food, less the Employer's contribution from the Social Fund in the amount of CZK13 for one claimed meal,

                    b) via other entities in their facilities, where the Retirees shall pay the actual price of the meal, less the Employer's contribution from the Social Fund in the amount of CZK13 for one claimed meal.

18.2.     Payment of temporary accommodation costs for employees

          The employer shall pay the costs for temporary accommodation for an employee in the event that the employee is to be provided with temporary accommodation in a facility that has the status of an accommodation facility and where the accommodation is in the Employer's interest. The payment for accommodation costs provided by the Employer in individual cases amounts to 70 % of the actual price of the accommodation.

18.3.     Social assistance

          18.3.1. In extraordinarily serious social cases an employee may be provided with one-time social assistance up to the amount of CZK 50 000.

          18.3.2. In the event that an employee dies otherwise than as a result of a work injury, the following social assistance shall be provided to the survivors:

                    -    up to CZK 50 000 to the spouse,

                    - up to CZK 55 000 to a child that is entitled to an orphan's pension,

                    - in cases where this is justified, up to 25 000 to the parents of the deceased.

          18.3.3. In the event that due to extraordinary weather impacts an employee sustained large-scale damage in the apartment or house where such employee resided permanently at the time of the natural disaster, the employee may be provided with one-time social assistance up to the amount of CZK 75 000.

18.4.     Donations of blood

The employer shall provide the following financial compensation to employees donating blood free-of-charge:


     --------------------------------------------------------------------
          Number of blood off-takes       Amount of compensation in CZK
     --------------------------------------------------------------------
                     10                               1 000
                     20                               2 000
                     30                               3 000
                     40                               4 000
                     50                               5 000
                     60                               6 000
                     70                               7 000
                     80                               8 000
                     90                               9 000
                     100                             10 000
     --------------------------------------------------------------------
        each additional 10 off-takes          compensation increases by
                                                    CZK 1 000
     --------------------------------------------------------------------

          For the determination of the amount of compensation, all actually effected off-takes are counted. An employee shall exercise its claim for compensation following the presentation of a document evidencing the off-takes no later than 6 months after receiving such confirmation document from the applicable personnel department at the Conventional Power Division, Nuclear Power Division or Prague Head Office.

18.5.     Contribution for electricity off-take

          18.5.1. The Employer shall provide to employees in a full-time employment relationship and to Retirees-former employees a contribution for electricity off-take under the conditions and in the amount set forth in Annex No. 5 hereto.

          18.5.2. At the written request of the employee, the contribution for electricity off-take may be transferred to the employee's supplementary pension insurance (Annex No. 4) or life insurance (Annex No. 6) if the employee has a valid supplementary pension agreement or life insurance policy. Such change may be made once in a year.

18.6.     Health care

          18.6.1. The Employer pays for job-commencement health examinations for employees. Health examinations when an employee leaves are paid for by the Employer only if such examination was requested by the Employer.

          18.6.2. The Employer shall ensure free-of-charge periodical medical examinations for all employees.

          18.6.3. The Employer shall pay the difference in costs that a health insurer or other insurer will not pay for under the applicable legal regulations with regard to an employee sent on a business trip abroad who becomes ill through no fault of the employee and submits to the necessary health care treatment abroad.

          18.6.4. Health care shall be ensured under the conditions stipulated in an internal guideline document of the Employer.

18.7.     Loans

          The Employer may provide an employee with an interest-free loan. Rules for the provision of loans to employees from the financial resources of CEZ, a. s. are stipulated in the guideline document titled "Provision of Interest-Free Loans to Employees".

18.8.     Supplementary pension insurance

          18.8.1. The Employer shall provide to employees in a full-time employment relationship (with the exception of employees not listed as employees - does not apply to employees who have been released long-term for the performance of the duties associated with a Labor Union post), following three continuous months of employment, a contribution for supplementary pension insurance in an amount based on the length of time the employee worked for the Employer, as follows:

                    period of continuous               amount of contribution
                    employment at CEZ, a. s.

                    over 3 months and up to 3 years         CZK 500
                    more than 3 years                       CZK 600

                    Such supplementary pension contribution may be increased pursuant to Clause 18.5.2. by an additional CZK 666, provided that an employee so requests in writing.

          18.8.2. Rules for the provision of contributions for supplementary pension insurance to employees are stipulated in Annex No. 4 hereto and in the guideline document titled "Supplementary Pension Insurance for Employees".

                                   Section 19
                               Ensuring Employment

19.1. The Employer shall discuss with the applicable Labor Union body once every quarter the probable development of employment at the Employer's.

19.2. As far as it is able to do so, the Employer shall implement measures leading to:

          a)   the creation of new jobs,

          b) the retraining of employees so that they can perform jobs vacated by employees leaving for old-age retirement or early old-age retirement (including the retraining of employees released from employment due to organizational changes),

          c) the ensuring of jobs for citizens whose ability to perform work has changed,

          d) the ensuring of jobs for the graduates of educational institutions, including apprentices (including their adaptation process - acquiring practice).

19.3. When making decisions as to which employees are to be laid off due to organizational changes, the Employer shall take into account their work performance, the possibilities for further professional growth and the length of employment at the Employer's. Unless it is necessary, the Employer shall not lay off single employees looking after children up to 15 years of age, or employees over the age of 50, unless they are entitled to an old age pension. If the Labor Union body expresses a negative opinion on the lay-off of an employee that enjoys greater protection pursuant to the preceding sentence, the Employer shall re-evaluate the matter with the participation of a representative of the Labor Union body.

19.4.     Retraining

          19.4.1. In the event that the Employer does not offer new suitable employment to an employee who is being laid off due to organizational reasons, it shall offer to arrange retraining for such employee and shall pay the cost of such retraining. A condition for paying for retraining is that such retraining is ordered in the course of the duration of the employment relationship with the Employer, that such training commences no later than 6 months following the termination of the employment relationship, lasts no more than one year and the amount does not exceed CZK 20 thousand. More detailed conditions shall be agreed in the agreement on retraining, which must be concluded with the employee while the employee is still in an employment relationship.

          19.4.2. In the event that retraining pursuant to Clause 19.4.1 takes place during a period when the employment relationship is still in effect, the Employer shall provide the employee with a work leave for the purpose of participation in such retraining and with compensation for wages in the amount of the employee's average wage. The Employer does not reimburse the employee for travel expenses incurred in connection with participation in retraining.

          19.4.3. Retraining shall not be provided to Employees who are leaving the Employer to go into old-age retirement or early old-age retirement.

                                      WAGES

                                   Section 20
                                  Minimum Wage

For work performed, employees are entitled to a wage which shall not be lower than the minimum wage. The minimum wage has been set as the base tariff of the first tariff grade of this Collective Bargaining Agreement. During the provision of the minimum wage, the Employer proceeds in accordance with the applicable legal regulations.

                                   Section 21
                        Volume and Distribution of Wages

21.1. The Employer undertakes to pay out in each year of the years 2004 - 2006 a volume of wages that guarantees coverage of inflation and an increase in real tariff and contractual wages of at least 3 %. In 2004 the Employer undertakes to ensure that the average wage of the group of employees receiving a tariff wage and the group of employees receiving a contractual wage rises by at least 5 % in comparison with the average wage at CEZ, a. s. during 2003.

21.2. If inflation exceeds 3 % for two consecutive months in a calendar year, negotiations shall be initiated on an adjustment of wages and on maintaining the growth of real wages at 3%.

21.3. Inflation is expressed by the increase in the annual index of consumer prices (the change in percent of the average price level during the past 12 months in comparison with the average for the previous 12 months) computed as at October for the following calendar year.

21.4. For the purposes of an evaluation of the increase in the average wage pursuant to Clause 21.1. the average wage for the previous calendar year shall not include such part of wages as constitutes holiday wages (holiday pay) or Christmas wages (Christmas pay), or (in the case of contractual wages) such part of the annual bonus as is paid on the basis of the fulfillment of the indicator (target) for "Corrected Gross Profit" by more than 100%.

                                   Section 22
                                Contractual Wage

22.1. A contractual wage is, as a rule, stipulated for employees whose decisions fundamentally affect the operating results of the company, managed organizational unit, managed section or other unit. The contractual wage incorporates a link to the operating results of the Employer, the operating results of the applicable unit and the fulfillment of the tasks assigned to the employee.

22.2. The following sections do not apply to employees that receive a contractual wage:

          o    Sections 23, 24 and 25

          o    Clauses 26.5 through 26.8 of Section 26, ,

          o Clause 27.1 of Section 27, with the exception of employees specified in Clause 27.1.8 (b).

22.3. Principles for the provision of a contractual wage are set forth in a corporate guideline document.

22.4. Specific terms and conditions for the provision of a contractual wage are agreed with an employee in a specific agreement.


                                   Section 23
                          Remuneration by a Tariff Wage

23.1. The Employer applies a system of monthly tariff wages to all employees, with the exception of employees remunerated by a contractual wage.

23.2. Employees remunerated by a tariff wage receive the following components of wages:

          o    wage tariff

          o    wage tariff range

          o    extra payments

          o    other components of wages

                                   Section 24
                 Classification of Employees into Tariff Grades

24.1. The Employer uses a unified system of 12 tariff grades with intermediate grades. The wage tariffs for 2004 are set forth in Annex No. 1 hereto. The wage tariff amounts and extra payments in crowns for the year 2005 and 2006 shall be agreed between the contracting parties hereto. During the determination of tariffs for 2005 there shall be maintained the same ratio of the sum total of the base wage tariffs and extra payments to the sum total of the wage tariff ranges and extraordinary bonuses and target bonuses as in the fourth quarter of 2004. During the determination of tariffs for 2006 there shall be maintained the same ratio of the sum total of the base wage tariffs and extra payments to the sum total of the wage tariff ranges and extraordinary bonuses and target bonuses as in 2005.

24.2. A document that is binding with regard to the classification of employees into tariff grades on the basis of the difficulty, responsible-nature and demanding-nature of the work performed is the List of Characteristic Activities (the "List"), which is issued as a separate guideline document of the Employer.

24.3. Each job is assigned work activities from the List in connection with the organizational rules of CEZ, a. s. and the systemization of jobs at the Conventional Power Division, Nuclear Power Division and Prague Head Office.

24.4. For each job there is a tariff grade which corresponds to the tariff classification of the highest paid characteristic activity assigned to the applicable job. Such tariff grade shall be awarded to an employee if the employee performs the full scope of such activity. In this, consideration activities which are performed on a one-time basis or randomly (i.e. infrequently) are not taken into account.

24.5. In the event that two entirely different characteristic activities that have the same tariff grade are cumulatively assigned to a single job, the List shall be supplemented by a new activity which shall include the foregoing combined activity. The supplementing of the List shall be performed in accordance with the Employer's guideline document for the use of the List.

24.6. If during the period of training an employee does not perform the work activities assigned to the job, the employee shall be assigned a tariff grade at least one grade lower than that which applies to the foregoing job.

24.7. The qualifications-related requirements stipulated in the List are binding. In the event that an employee does not fulfill the stipulated qualifications-related requirements, the procedure set forth in the Employer's guideline document shall be followed.

24.8. In the event of a change in an employee's job description or the reassignment of the employee to a different workplace, if the tariff grade concurrently changes, the employee is entitled to the new wage tariff starting from the first day of reassignment.

24.9. Graduates of educational and vocational institutions (within the meaning of Section 30 (2) (a)of the Labor Code) are assigned into the following grades or higher during the period of initial practice:

          o    in the case of a university education, the 6th tariff grade,

          o in the case of a bachelor degree or higher professional education, the 6th tariff grade,

          o in the case of a completed high school education, the 5th tariff grade,

          o in the case of graduates of vocational institutions, the 4th tariff grade,

          o in the case of a basic grammar school education, and youth up to the age of 16, the 1st tariff grade.

24.10. The Employer shall determine the length of initial practice and the training procedure while taking into consideration the difficulty and demanding nature of the work activities performed at the job for which the graduate was hired, but no longer than 2 years.

                                   Section 25
                                Wage Tariff Range

25.1. The wage tariff range constitutes the financial valuation of the long-term work performance of an employee, the fulfillment of assigned tasks and the work results achieved. A wage tariff range is stipulated for individual tariff steps in the amount of 0 - 50 % of the applicable wage tariff. Wage tariff ranges are set forth in Annexes No. 1A and 1B hereto.

25.2. In 2004, the Employer shall set aside the following amounts for wage tariff ranges (including bonuses from undistributed wage tariff ranges):

          o    at the Conventional Power Division, wage funds in the amount of
               32.5 % of the volume of wage tariffs awarded to the employees of the Conventional Power Division as at the adjustment date of wage tariffs,

          o    at the Conventional Power Division and Prague Head Office:

          - as of January 1, 2004, wage funds in the amount of 28 % of the volume of wage tariffs awarded to the employees of the Conventional Power Division and the Prague Head Office as at January 1, 2004,

          - as of October 1, 2004, wage funds in the amount of 32.5 % of the volume of wage tariffs awarded to the employees of the Conventional Power Division and the Prague Head Office as at October1, 2004.

25.3. During the years 2005 - 2006, the Employer shall set aside for wage tariff ranges (including bonuses from undistributed wage tariff ranges) at the Conventional Power Division, the Nuclear Power Division and the Prague Head Office 32.5 % of the volume of wage tariffs awarded to the employees as at the adjustment date of wage tariffs.

25.4. The specific amount of a wage tariff range shall be stipulated for individual employees by the management employee that is their direct superior, on the basis of an evaluation of the employee's work performance, the fulfillment of assigned tasks and the work results achieved, in accordance with the evaluation system used by the Employer.

25.5. As a rule, a wage tariff range is awarded to an employee for a period of one year (a different period may be used for a newly-hired employee or when an employee changes jobs etc.) and the amount of such range shall be stipulated in writing. When awarding a wage tariff range to an employee that has changed jobs the supervisor shall take into consideration the conclusions reached during the most recent evaluation of the employee.

25.6. In exceptional cases, an employee's wage tariff range may be reduced or revoked in the course of an evaluated period, in the event of the non-fulfillment of significant tasks or a serious breach of legal regulations or the Employer's guideline documents relating to the work performed by such employee, under the following conditions:

          a) The amount of the reduction of the wage tariff range is derived from the seriousness of the breach of legal regulations or the Employer's guideline documents or the significance of the unfulfilled task.

          b) The scope of the stipulated reduction may range from 10 % to a complete revocation of the wage tariff range.

          c) The period for which the wage tariff range is reduced or revoked shall be no longer than 3 months.

          d) The reduction of the wage tariff range shall be notified to the employee in writing, including the reasons for and the period of reduction; the wage assessment shall not be changed during this procedure.

          e) In the event of disagreement, the employee may appeal to a higher level of management and following a review such higher level of management shall decide the matter with final effect. The employee shall be demonstrably invited to such review and shall have the right to be represented by the applicable Labor Union.

          f) Wage funds ensuing from the curtailment of a wage tariff range shall remain in circulation as part of the volume of the wage funds of the applicable unit. A reduction of a wage tariff range shall not be reflected in the volume of wage funds stipulated for the full-year evaluation.

25.7. During the determination of a wage tariff range for an employee, the employee's direct superior shall ensure that the newly-awarded range is determined in accordance with the conclusions reached during the employee's evaluation. This means, for example, that an increase in the wage tariff cannot constitute a reason for a reduction of the wage tariff range. The wage tariff range may be adjusted solely in the cases specified in Clauses 25.4., 25.5 and 25.6.

25.8. For wage tariff ranges, the Employer shall assign to each management employee for the tariff-wage employees in the unit managed by such management employee a volume of wage funds corresponding to at least the volume in December of the previous year.

25.9. During a reduction of the number of employees in the course of an evaluation period, the volume of wage funds for wage tariff ranges is reduced by the applicable specific amount that had been awarded to employees that left the department. During an increase in the number of employees in accordance with the applicable systemization such volume is increased by the amount awarded to employees, or, as the case may be, by the part corresponding to the average in percent of the wage tariff range of the organizational unit, section or department directly managed by an executive director.

25.10. In the event that due to justified reasons (for example, due to a long-term illness or the hiring of new employees), a management employee does not distribute the entire volume of wage funds assigned to wage tariff ranges between the employees of the managed unit, the management employee may use such funds for bonuses to be awarded in the managed unit in the course of the applicable calendar year.

25.11. The wage tariff range is paid in respect of a period actually worked by the employee.

                                   Section 26
                                 Extra Payments

26.1.     Wages and overtime payments

          26.1.1. For overtime work ordered by the Employer or performed with the employee's consent the employee is entitled to the wages accruing to the employee for such period plus an extra payment on top of the wages earned in the amount of 30 % of the employee's average hourly wage for each hour of overtime work.

          26.1.2. Upon agreement with the employee, the Employer may provide an employee with substitute time-off for overtime work, one hour of substitute time off for each hour of overtime work. In such a case the employee is not entitled to the overtime payment pursuant to Clause 26.1.1.

          26.1.3. If the Employer does not provide an employee with substitute time-off within three calendar months following the performance of overtime work, or within another agreed time limit, the employee shall be entitled to an extra payment in the amount of 30 % of the average wage whose computation relates to the period when the overtime work was performed.

26.2.     Wages and extra payments for work on holidays

          26.2.1. For work performed on a holiday an employee shall be entitled to the wages earned and substitute time-off in the scope of the work performed on the holiday, which substitute time off shall be provided to the employee no later than the end of the third calendar month following the performance of the holiday work or within another agreed time limit. For the period when the substitute time off is drawn the employee is entitled to substitute wages in the amount of the average wage. The Employer may reach an agreement with the employee that an extra payment in the amount of 110% of the average wage will be provided on top of the wages earned in lieu of substitute time off.

          26.2.2. For work performed from 2:00 p.m. on December 24 to 6:00 a.m. on December 25 an employee is entitled to an additional extra payment in the amount of 100% of the average hourly wage for each hour worked.

26.3. Extra payment for work performed in a work environment that is difficult and harmful to health For work performed in a work environment that is difficult and harmful to health an employee is entitled to an extra payment on top of the wages earned in accordance with the "List of Work Remunerated with Extra Payments for Work Environments that are Difficult and Harmful to Health", which is set forth in Annex No. 9 hereto. In such list are described the conditions for the provision of such extra payment and individual rates in CZK for each hour of work, depending on what kind of difficult and harmful to health environment is involved.

26.4.     Extra payment for night work
          For each hour of work at night - i.e. between 10:00 p.m. and 6:00 a.m.
          - an employee is entitled to the following extra payment on top of wages achieved:

          o        from January 1, 2004         CZK 15. 70,
          o        from July 1, 2004            CZK 15.90.

26.5.     Extra payment for work at higher elevations
          For work performed at workplaces situated at higher elevations with limited workspace or necessitating forced body positions, at a height of at least 7 m from the surface, an employee is entitled to the following extra payment on top of the wages achieved:

          o        from January 1, 2004         CZK 7.30 for each hour worked,
          o        from July 1, 2004            CZK 7.40 Kc for each hour worked

          and for heights over 10 m, an extra payment of:

          o        from January 1, 2004         CZK 12.40 for each hour worked,
          o        from July 1, 2004            CZK 12.50 for each hour worked.

          This extra payment is not provided for work on stable work platforms.

26.6.     Extra pay for work on Saturdays and Sundays
          For each hour of work performed on Saturdays or Sundays an employee is entitled to receive on top of the wages achieved extra pay in the amount of 30 % of the employees average hourly wage.

26.7.     Extra pay for work on afternoon shifts
          For each hour of work on an afternoon shift - i.e. between 2:00 p.m. and 10:00 p.m. - an employee is entitled to the following extra payment on top of the wages achieved:

          o        from January 1, 2004         CZK 8 for each hour worked,
          o        from July 1, 2004            CZK 8.10 for each hour worked.

          An afternoon shift is understood to mean a shift within a work regime made up of at least two shifts.

26.8.     Extra payment for shift work
          For work performed in continuous shift regimes, in accordance with a predetermined shift schedule, on top of the wages achieved an employee is entitled to an extra payment that ensures preferential wages for such work regime, in the following amount:

          o        from January 1, 2004         CZK 10.40 for each hour worked
                                                in a continuous shift regime,
          o        from July 1, 2004            CZK 10.50 for each hour worked
                                                in a continuous shift regime

26.9.     Extra payment for work in special working conditions
          For work performed with the use of an insulated breathing apparatus (e.g. with liquid oxygen, with an oxygen exhaust, oxygen regeneration, air breathing apparatus without air regeneration, hose breathing system) supplemented if required by a protective suit (protective suit against radiating heat, anti-chemical suit, diving suit etc.) an employee is entitled to the following extra payment for each started hour of work:

          o        from January 1, 2004         CZK 110,
          o        from July 1, 2004            CZK 111.

          During training for work with the above-described special personal protective devices and employee is not entitled to receive the extra payment.

26.10.    Extra payment for work under difficult work conditions
          For work performed under difficult work conditions an employee is entitled to receive on top of the wages achieved an extra payment in accordance with the "List of Work Remunerated with Extra Payments for Difficult Work Conditions ", which is set forth in Annex No. 10 hereto. In such list are described the conditions for the provision of such extra payment in CZK for each hour of work, in accordance with individual activities performed under difficult work conditions.

26.11.    Principles for provision of extra payments

          26.11.1. All extra payments are provided cumulatively. If an employee performs work in several work regimes, the employee shall be entitled to all of the extra payments, with the exception of the following:

                    o an extra payment for work on an afternoon shift is not applicable to overtime work,

                    o employees working in continuous shift regimes are not entitled to an extra payment for work on afternoon shifts.

          26.11.2. Extra payments are paid in respect of the period of time actually worked, rounded to the nearest half hour (with the exception of extra payments for work under special conditions paid out in accordance with Clause 26.9.) and are not tied to the requirement of working a continuous block of hours.

          26.11.3. Extra payments may be accumulated into amounts specified for a month, shift, hour etc, i.e. a lump sum amount pursuant to an agreement with the applicable Labor Union body. If the conditions under which the lump sum was set change significantly, the Employer has an obligation to modify the lump sum.

                                   Section 27
                         Additional Components of Wages

27.1.     Wages for Christmas Holidays

          27.1.1. The division of wage funds for the payment of wages for holidays and wages for Christmas between the Conventional Power Division, Nuclear Power Division and Prague Head Office shall be implemented by the General Director. In this process the General Director shall take into consideration, in particular, the Employer's operating results and the operating results of the Conventional Power Division and the Nuclear Power Division. The amount of wage funds for such component of wages shall be expressed as a percentage of the computation base. In the case of the Prague Head Office, funds shall be determined for this component of wages in an amount corresponding to the average percentage of funds allocated for such component of wages by the Employer.

          27.1.2 The volume of wage funds designated for wages for holidays and wages for Christmas shall amount to at least 30% of the computation base for each such wage. The final total amount of each such wage shall be derived from the last known anticipated fulfillment of the indicator "Corrected Gross Profit" in the applicable calendar year in accordance with the following conditions:

      -------------------------------------------------------------------------
         Minimum % of Christmas wages, or      Fulfillment of the indicator
               wages for holidays, from the    "Corrected Gross Profit" (% )
                     computation base
      -------------------------------------------------------------------------
                                                at least        less than
      -------------------------------------------------------------------------
                       60%                        106%              x
      -------------------------------------------------------------------------
                       59%                        105%             106%
      -------------------------------------------------------------------------
                       56%                        104%             105%
      -------------------------------------------------------------------------
                       53%                        103%             104%
      -------------------------------------------------------------------------
                       50%                        102%             103%
      -------------------------------------------------------------------------
                       45%                        101%             102%
      -------------------------------------------------------------------------
                       40%                        100%             101%
      -------------------------------------------------------------------------
                      39.5%                       99%              100%
      -------------------------------------------------------------------------
                       39%                        98%              99%
      -------------------------------------------------------------------------
                 0.5 % reduction              for each 1%        for each
                                                  less           1 % less
      -------------------------------------------------------------------------
                      30.5%                       81%              82%
      -------------------------------------------------------------------------
                       30%                         x               81%
      -------------------------------------------------------------------------

          27.1.3 The settlement of the amount of wages for holidays and wages for Christmas for the current calendar year in accordance with the value actually achieved for the indicator Corrected Gross Profit shall be performed in the holiday wages in the following calendar year, i.e. by increasing or reducing such wages in accordance with the foregoing condition.

          27.1.4. Employees which are in an employment relationship with the Employer as at May 31 of the current year shall be paid, from the assigned volume of wage funds, a holiday wage in their wages for the month of May. The base for the computation of holiday wages shall be an employees total gross wage pursuant to Clause 27.1.6. for the period from October of the previous calendar year to March of the current calendar year or, if applicable, a pro-rata portion of such period within the meaning of Clauses 27.1.8.,
                    27.1.9. and 27.1.10., divided by six.

          27.1.5. Employees which are in an employment relationship with the Employer as at November 30 of the current year shall be paid, from the assigned volume of wages for such wage component, a Christmas wage in their wages for the month of November. The base for the computation of Christmas wages shall be an employees total gross wage pursuant to Clause
                    27.1.6. for the period from April to September of the current calendar year or, if applicable, a pro-rata portion of such period within the meaning of Clauses 27.1.8.,
                    27.1.9. and 27.1.10., divided by six

          27.1.6. The following items shall not be included in gross wages for the purpose of the computation of holiday wages and Christmas wages:

                    a)   compensation for wages,

                    b)   bonuses for lifetime anniversaries,

                    c)   holiday wages and Christmas wages,

                    d)   annual bonuses,

                    e) remuneration pursuant to contracts on the performance of work or contracts on work activities,

                    f)   bonuses paid out from the bonus fund.

          27.1.7. The total amount of wage funds designated for the payment of holiday wages or Christmas wages shall be allocated to individual employees in accordance with the ratio of the above-described gross wages of such employees.

          27.1.8.   Holiday wages and Christmas wages are also provided to:

                    a) employees whose employment relationship ended because they left for old-age retirement, early old-age retirement pursuant to Act No. 155/1995 Coll. or full invalidity retirement (with the exception of employees whose employment relationship ended by a termination notice or on the basis of an agreement due to organizational reasons and they received severance pay),

                    b) in a pro-rated amount, to employees for whom in the course of the period that counts as part of the base for the computation of holiday wages or Christmas wages the remuneration scheme changed from a contractual wage to a tariff wage or vice versa with regard to the period when they were remunerated by a tariff wage,

                    c) employees who ended their employment relationship due to the organizational reasons set forth in Section 46
                         (1)(a) - (c) of the Labor Code before their notice period began to run or who ended the employment relationship by agreement in the course of a notice period that contains the date May 31 or November 30; wages for holidays or Christmas shall be paid to such employees following the termination of the employment relationship on the usual date for the payment of such component of wages.

          27.1.9. In the event that the number of employees set forth in the records changes in the course of the period for which holiday wages or Christmas wages are being provided, the actually achieved adjusted gross wages for such period shall be used.

          27.1.10. In the event that the remuneration scheme changes from a tariff wage to a contractual wage, or vice versa, in the course of the period for which holiday wages or Christmas wages are being provided, the Employer shall use the gross wages actually achieved during remuneration by the tariff wage in the period which counts as part of the computation base.

          27.1.11.  Holiday wages or Christmas wages are not paid to:

                    a) employees remunerated by a contractual wage, with the exception of the employees set forth in Clause 27.1.8.
                         (b),

                    b)   part-time employees,

                    c) employees who had an unexcused absence during the applicable period (October - March, April - September),

                    d) employees which were enforceably sentenced by a court for a crime they committed during the performance of their work tasks or in direct connection therewith,

                    e) employees who filed a termination notice in respect of their employment relationship and where the notice period is running or employees who filed a termination notice in the course of May or November or whose employment relationship will end in connection with such notice in May or November,

                    f) employees whose employment relationship ends on the basis of an agreement on the termination of an employment relationship in May or November, with the exception of an agreement on the termination of an employment relationship due to organizational changes,

                    g)   employees who received a termination notice pursuant to
                         Section 46 (1)(f) of the Labor Code and whose notice period is running, or they received a termination notice in the course of May or November or in connection with such termination notice their employment relationship is ending by agreement in May or November,

                    h) employees whose employment relationship was cancelled pursuant to Section 53 of the Labor Code.

27.2.     Special bonuses and goal bonuses

          27.2.1. Special bonuses are provided for the fulfillment of special one-time tasks or in recognition of an employee's overall contribution towards the achievement of good operating results by the Employer. A special bonus is awarded to an employee within the framework of the assigned volume of wage funds by the employees direct superior, or another management employee following a discussion with the applicable direct superior, and within the framework of the volume of wage funds that were set aside for such management employee for the purpose of special bonuses.

          27.2.2. Goal bonuses are provided for the fulfillment of predetermined goals and are paid after such goals are fulfilled. For goal bonuses a returnable deposit may be provided in an amount of up to one half of the promised goal bonus in cases involving the fulfillment of a goal stipulated for a longer period of time. A goal bonus is awarded to individual employees who participated in the fulfillment of the goal by the employee who announced the goal and who performs the evaluation of the goal. The employee's direct superior shall be informed in advance when a goal bonus is to be awarded to the employee.

                                   Section 28
                       Bonuses for Lifetime Anniversaries

28.1. In recognition of and as a reward for a long period of work for the Employer and its legal predecessors an employee may be awarded a one-time bonus on the following occasions:

          a) the first termination of an employment relationship following eligibility for old-age retirement, full invalidity retirement or early old-age retirement pursuant to Act No. 155/1995 Coll., On Pension Insurance,

          b)   the attainment of the age of 50 years.

28.2. The bonuses are of an optional nature and there is not legal entitlement to them. At the Prague Head Office and CEZTrade, such bonuses are awarded by the Director of the Personnel Department, at the Conventional Power Division by the head of the Personnel Department and at the Nuclear Power Division by the Director of the Personnel Department, on the basis of a proposal from the applicable management employee and upon an evaluation of the long-term work achievements of the employee.

28.3. The maximum amount of the bonus is determined in a series of steps based on the length of continuous employment for the Employer and its legal predecessors (i.e., in the electric power industry). The procedure for the computation of an employee's length of practice in the electric power industry is specified in Annex No. 8 hereto.

28.4. The computed duration of the employment relationship also includes any period when an employee collected a full invalidity pension and was not concurrently in an employment relationship with another employer.

28.5.     Such bonuses are not deemed to be wages and are paid from the Bonus
          Fund.

28.6. A bonus applies during the first termination of an employment relationship upon eligibility for old-age retirement, full invalidity retirement or early old-age retirement.

          28.6.1. The bonus may be provided if the condition is met that the employment relationship with the Employer and its legal predecessors that the employee is dissolving lasted for a continuous period of at least 5 years immediately preceding the employee's departure for retirement.

          28.6.2.   The following employees are not entitled to the bonus:

                    a) employees who terminated the employment relationship for the reasons set forth in Section 46 (1)(f) of the Labor Code or employees whose employment relationship was terminated pursuant to Section 53 of the Labor Code,

                    b)   employees who received severance pay pursuant to
                         Section 29 herein.

          28.6.3. In the case of the bonus applicable during the first termination of an employment relationship upon eligibility for old-age retirement, early old-age retirement or full invalidity retirement, the maximum amount of such bonus is determined as follows:

     ------------------------------------------------------------------------
     Period of continuous employment        Maximum amount of bonus
     in electric power industry
     ------------------------------------------------------------------------
     at least 5 years                 1 average monthly wage of the employee
     ------------------------------------------------------------------------
     at least 10 years                2 average monthly wages of the employee
     ------------------------------------------------------------------------
     at least 15 years                3 average monthly wages of the employee
     ------------------------------------------------------------------------
     at least 20 years                4 average monthly wages of the employee
     ------------------------------------------------------------------------
     at least 25 years                5 average monthly wages of the employee
     ------------------------------------------------------------------------

          28.6.4. In the event that an employee ends the employment relationship due to departure for early old-age retirement, the years remaining until the employee becomes entitled to an old-age pension are treated as a period spent working for the Employer.

28.7.     Bonus for the attainment of 50 years

          28.7.1. This bonus can be provided if the condition is met that the existing employment relationship with the Employer lasted continuously for at least 5 years. During the determination of the amount of the bonus it is assumed that the number of years necessary for awarding the bonus will be attained by the end of the calendar year in which the employee attains the lifetime jubilee. The bonus will be paid to an employee following the fulfillment of the stipulated condition.

          28.7.2. The maximum amount of the bonus for the attainment of the age of 50 years is determined as follows:

     ---------------------------------------------------------------------------
     Period of continuous employment     Maximum amount of bonus
     in electric power industry
     ---------------------------------------------------------------------------
     at least 5 years                0.5 times the average wage at the Employer
     ---------------------------------------------------------------------------
     at least 10 years               1 times the average wage at the Employer
     ---------------------------------------------------------------------------
     at least 15 years               1.5 times the average wage at the Employer
     ---------------------------------------------------------------------------
     at least 20 years               2 times the average wage at the Employer
     ---------------------------------------------------------------------------

The average wage at the Employer is understood to mean the ratio between the wage costs actually paid out by the Employer and the average recorded recalculated number of employees during the preceding calendar year, divided by 12.

                                   Section 29
                                  Severance Pay

29.1.     Severance pay during organizational changes

          29.1.1. An employee whose employment relationship is being dissolved by notice due to organizational reasons pursuant to Section 46 (1) (a) through (c) of the Labor Code, or for the same reasons but on the basis of an agreement, shall be paid severance pay upon the termination of the employment relationship in accordance with the number of years of worked in the electric power industry (all periods worked are credited, i.e. even periods which were not continuous), as follows:

      --------------------------------------------------------------------------
        Length of practice in                     Amount of severance pay
       electric power industry                     (as multiple of the
            (in years)                       employee's average monthly wages)
          ----------------------------------------------------------------------
            0 - 2                                             2
          ----------------------------------------------------------------------
            2 - 5                                             4
          ----------------------------------------------------------------------
            5 - 10                                            5
          ----------------------------------------------------------------------
           10 - 15                                            6
          ----------------------------------------------------------------------

           15 - 20                                            7
          ----------------------------------------------------------------------
           20 - 25                                            9
          ----------------------------------------------------------------------
               >25                                            10
          ----------------------------------------------------------------------

The lower boundary of the length of practice in the electric power industry is the foregoing number of years plus one day, the upper boundary is the date when the applicable time period was achieved.

          29.1.2. In the case of employees whose employment relationship ends due to organizational reasons on the basis of an agreement pursuant to Section 46 (1) (a) through (c) of the Labor Code before the three month notice period stipulated by the Labor Code for termination on the grounds of organizational changes begins to run, the severance pay set forth in Clause
                    29.1.1. herein shall be increased by three times their average monthly wage.

          29.1.3. In the event that an employee's employment relationship ends due to organizational reasons on the basis of an agreement pursuant to Section 46 (1) (a) through (c) of the Labor Code in the course of the notice period, the severance pay set forth in Clause 29.1.2. herein shall be reduced by an amount equal to one average monthly wage for each started month of the notice period.

          29.1.4. For the purposes of the payment of increased severance pay, the term notice period is also understood to mean the three month period that commences on the first day of the month after the Employer discussed with the employee the employee's lay-off for organizational reasons and both parties accepted that the employment relationship would be terminated by agreement. For increasing severance pay pursuant to this clause hereof it is not necessary for the employee to be given a termination notice.

          29.1.5.   The following employees are not entitled to severance pay:

                    a) an employee whose labor-law rights and obligations are being transferred to another employer during organizational changes,

                    b) an employee in a part-time employment relationship with the Employer.

29.2. Severance pay when an employee departs for retirement due to health reasons

          A employee who worked for the Employer for at least 5 years and whose employment relationship is being dissolved by a notice given by the Employer for the reasons set forth in Section 46 (1) (d) of the Labor Code, or by agreement for the same reasons, is entitled to severance pay in the amount of five average monthly wages upon the end of the employment relationship. An employee in a part-time employment relationship with the Employer is not entitled to such severance pay.

29.3. Severance pay is paid to an employee at the earliest payroll deadline stipulated by the Employer for the payment of wages, unless the Employer and the employee agree on another deadline for the payment of severance pay.

29.4. In the event that after the employment relationship ends the employee rejoins CEZ, a.s. prior to the expiration of the period determined in accordance with the applicable multiple of average wages from which the amount of severance pay had been derived, such employee shall have an obligation to return the severance pay or a pro-rata portion thereof.

                                   Section 30
                                Other Provisions

30.1.     Substitution and temporary work

          30.1.1. An employee whom the Employer has authorized in writing to substitute, to a full extent, for an employee who is entered in a higher tariff grade is entitled to an extra pay in the amount of the difference between the substituted employee and the substituting employee, or to contractually-stipulated substitution pay if the substituted employee is remunerated by a contractual wage. Such extra pay is provided effective the first day of substitution, provided the substitution lasts at least 4 weeks, and is provided for no longer than twelve months after the first day of substitution. The foregoing extra pay does not apply to employees who have substitution in their job description or whose wages demonstrably take substitution into consideration.

          30.1.2. An employee who is entrusted, on the basis of qualifications attained, with the performance in full of another work activity entered in a higher tariff grade is entitled to extra pay (wages for temporary work) in the amount of the difference between the applicable base wage tariffs. Such extra pay is provided for the period actually worked, but not less than for one hour.

30.2.     Professional training

          30.2.1. If an employee participates, on the basis of the Employer's decision, in professional training, testing, courses or studies in the course of the employee's employment for the purpose of enhancing, maintaining or renewing qualifications, the period of participation is deemed to be the performance of work.

          30.2.2. If an employee with an uneven work period is sent for professional training, testing, courses or studies for the purpose of enhancing, maintaining or renewing qualifications, such employee's work regime shall be modified for such period. This means that for such period such employee shall work solely morning shifts and the weekly work period stipulated for such employee's workplace shall be credited to the employee. For such period the employee shall be entitled to extra pay for work in a continuous shift regime, with the exception of employees who are not entitled to such extra payment. In the case of training that is shorter than one week, the proportional part of the weekly work period shall be credited.

30.3.     Wages during performance of other work

          30.3.1. If an employee is transferred to work other than that stipulated in the employment contract, work for which a lower wage applies, due to:

                    a)   the risk of a work-related illness,

                    b) a quarantine ordered in accordance with regulations on measures against communicable diseases,

                    c) the need to avert a natural disaster or other impending accident or the need to mitigate the immediate consequences thereof,

                    d) idle time which was not caused by the employee or interruptions in work caused by unfavorable weather conditions,

                    e) the attainment of the highest allowable dosage of ionizing irradiation, the employee is entitled to an extra payment to bring the employee's wages up the amount of average wages.

          30.3.2.   In the event that an employee is re-assigned pursuant to
                    Section 37 (2) (b) of the Labor Code to work other than the work stipulated for the employee, such employee is entitled to wages based on the work performed; provided the employee was not enforceably convicted of a criminal act committed during the performance of work tasks and provided damage was not caused to the Employer's property in direct connection therewith, then for the period of re-assignment such employee shall be entitled to an extra payment to bring such employee's average wage to the level the employee attained prior to such re-assignment.

          30.3.3. In the case of work activities whose nature consists of servicing electric power production equipment, and the activities connected therewith during continuous shift regimes where such equipment is repaired at the place of operation (normal repairs, special repairs, overhauls, reviews etc.), participation in such work is deemed to be the performance of work within the framework of the employment contract. The employee is entitled to the awarded wage tariff, the awarded wage tariff range, an extra payment for shift work and the other components of wages, depending on the work performed.

30.4.     Remuneration for standby work

          30.4.1. For each hour of standby work, an employee is entitled to remuneration in the amount of :

                    o CZK 6.70 for standby work performed outside of the workplace on a weekday, but no less than CZK 51.50 per day,

                    o CZK 12.30 for standby work performed outside of the workplace on Saturday, Sunday or a statutory holiday (on days of continuous rest), but no less than CZK 77 per day,

                    o CZK 23.40 Kc for standby work performed at the workplace on a weekday,

                    o CZK 34 for standby work performed at the workplace on Saturday, Sunday or a statutory holiday (on days of continuous rest).

          30.4.2. If work is performed in the course of standby work, the employee is entitled to wages for the work performed. The employee is not entitled to remuneration for standby work during the performance of work.

30.5.     Average wage

          30.5.1. During the determination and application of the average wage, the procedure pursuant to the Act on Wages is followed, with the following clarification:

                    a) holiday wages and Christmas wages shall be incorporated into gross wages proportionally for a period of two quarters,

                    b) goal bonuses and special bonuses shall be incorporated into gross wages proportionally for the number of quarters in respect of which they were provided,

                    c) annual bonuses and deposits for annual bonuses shall be included in gross wages proportionally for a period of four quarters.

          30.5.2. If in the course of the decisive period an employee is to be paid wages (or a part of wages) that are being provided in respect of a time period longer than a calendar quarter, then for the purposes of the determination of the average wage the pro-rata portion of such wages accruing to a calendar quarter shall be determined; the remaining portion of such wages shall be included into gross wages during the determination of the average wage for the subsequent period. The number of periods is specified in Clause 30.5.1. In gross wages shall be included for the purpose of the determination of the average wage in the course of the decisive period the pro-rata portion pursuant to the first sentence corresponding to the work period.

          30.5.3. Bonuses for lifetime anniversaries are not included in gross wages for the computation of the average wage.

          30.5.4. During the determination of the average wage for the purposes of determining compensation for damages during work injuries and work-caused illnesses the decisive period is the preceding calendar year, provided that the decisive period so determined is more advantageous for the employee.

          30.5.5. In the case of an employee who was transferred to other work due to the risk of a work-related illness or due to the attainment of the highest permissible exposure, and in whose case the work-related illness was not discovered until after such transfer, the determination of substitute wages for lost wages shall be based, if it is more advantageous for the employee, on the average wage last determined prior to the date of the transfer to other work.

30.6      Payment deadline for wages; payment of wages

          30.6.1. Wages are payable after the performance of work, no later than in the following calendar month. Wages shall be paid out to an employee, or transferred to the employee, on the basis of his or her request, from the Employer's account to the employee's account with a bank in the Czech Republic no later than the 6th business day of the month following the month for which such wages are to be paid.

          30.6.2. Prior to an employee's departure for a holiday, the Employer shall pay to the employee the wages due in respect of the period of the holiday, unless the Employer and the employee agree otherwise. If the procedure for the computation of wages does not allow this, the Employer shall provide the employee with a reasonable deposit and shall pay the remaining portion of the wages no later then the earliest regular deadline for the payment of wages following the holiday.

                          GENERAL AND FINAL PROVISIONS

                                   Section 32

The contracting parties undertake that in the event of disagreement regarding the interpretation of the content hereof they shall enter into negotiations, via the representatives authorized to negotiate this Collective Bargaining Agreement, in an effort to prevent a collective bargaining dispute regarding the fulfillment hereof. They shall have the right to adopt a joint interpretation in respect of the contested point, which interpretation shall be binding on all entities to which this Collective Bargaining Agreement applies.

                                   Section 33

33.1. Changes or supplements to this Collective Bargaining Agreement, in the scope of the identified applicable obligations and under the terms and conditions stipulated herein, may be proposed in writing by either of the contracting parties. Both contracting parties have an obligation to negotiate regarding a proposal for a change or supplement no later than 14 days following the delivery of such proposal.

33.2. The contracting parties undertake to enter into negotiations on amendments hereto in the following cases:

          a)   when it is stipulated in the individual provisions hereof,

          b) in the event of the issuance of such new legal regulations or amendments to such existing legal regulations as affect the obligations regulated herein, in the full scope of the affected obligations; in such cases the contracting parties undertake to initiate negotiations on amendments to the applicable provisions hereof within 30 days of the proclamation of such new legal regulations or amendments in the Collection of Laws of the Czech Republic.

          c) cases pertaining to modifications of the social and wages-related areas hereof, if either of the contracting parties so requests,

          d) in the event of a proposal from either of the contracting parties for an extension of the term hereof

33.3. The contracting parties undertake to enter into negotiations if either of the contracting parties so requests or if legal regulations of general applicability regulate the work-related, wage-related or social conditions of employees and relations between the contracting parties in another manner, and in the event that new situations arise that are not addressed herein and either contracting party is interested in having such situations regulated.

                                   Section 34

The language for legal acts in labor-law relations between the Employer and employees shall be Czech. The Employer has the right to make an exemption from this principle with the consent of the employee.

                                   Section 35

This Collecting Bargaining Agreement must be accessible to all employees.

                                   Section 36

This Collecting Bargaining Agreement, including its annexes, has been concluded for a definite period of time, from January 1, 2004 to December 31, 2006, with the following exceptions:

          - Annexes No. 2, 3A and 3B have been concluded for a definite period of time, from January 1, 2004 to December 31, 2004,

          - Section 29 (29.2.) shall enter into effect upon entry into force of an amended Labor Code that makes the provision of severance pay possible.

                                   Section 37

This Collective Bargaining Agreement has been drafted in five originals. The Employer shall receive two originals and the representatives of the labor union associations under which the applicable base Labor Unions are associated shall each receive one original.

Collective Bargaining Agreement of CEZ, a. s., for the years 2004 - 2006

For the Employer:
Chairman of the Board              Ing. Petr Voboril    ....signature....
Deputy Chairman of the Board       Ing. Josef Sedlak    ....signature....

For the following base Labor Unions:
ZO OSZJE OOSP EDU                  Jiri Jedlicka        ....signature....
ZO OSZJE OOZ EDU                   Vladimir Pavlik      ....signature....
ZO COSSE ELE                       Petr Stencl          ....signature....
ZO COSSE EME                       Jan Sevr             ....signature....
ZO COSSE EPC                       Jiri Zelenka         ....signature....
ZO COSSE EPR I                     Josef Plisek         ....signature....
ZO COSSE EPR II                    Zdenek Zidlicky      ....signature....
ZO COSSE ETU I                     Jiri Novotny         ....signature....
ZO COSSE ETU II                    Stepan Rodina        ....signature....
ZO COSSE ETI                       Josef Mraz           ....signature....
ZO OSE EDE                         Lubomir Klosik       ....signature....
ZO OSE EHO                         Jiri Sedlak          ....signature....
ZO OSE ECH                         Petr Gross           ....signature....
ZO OSE EPO                         Ludek Prokop         ....signature....
ZO OSE EPO - TDK                   Antonin Behro        ....signature....
ZO OSE ETE                         Frantisek Haman      ....signature....
ZO OSE EVD                         Martin Kopecky       ....signature....
ZO OSE EVD el. Dalesice            Miroslav Jilek       ....signature....
ZO OSE EVD el. Lipno               Jiri Lavicka         ....signature....
ZO OSE EVD el. Orlik               Ladislav Vrtal       ....signature....
ZO OSE EVD el. Dl.strane           Radek Mucha          ....signature....
ZO OSE HS                          Ivan Janda           ....signature....


Prague, January 29, 2004

                  List of Annexes to the Collective Bargaining
                Agreement of CEZ, a. s., for the years 2004-2006

Annex No. 1A        Scale of Wage Tariffs and Wage Tariff Ranges in Effect at
                    CEZ, a. s. as of January 1, 2004

Annex No. 1B        Scale of Wage Tariffs and Wage Tariff Ranges in Effect at
                    CEZ, a. s. as of July 1, 2004

Annex No. 2         Division of Financial Resources of CEZ, a. s. for Activities
                    of Employees' Representatives into Individual Localities

Annex No. 3A        Social Fund Budget for 2004

Annex No.3B         Budget of Financial Resources for Activities of Clubs of
                    Retirees - Former Employees

Annex No. 4         Principles for Provision of Contributions to Employees for
                    Supplementary Pension Insurance

Annex No. 5         Principles for Provision of Contributions to Employees for
                    Electricity Off-Take

Annex No. 6         Principles for Provision of Contributions to Employees for
                    Life Insurance

Annex No. 7         Measures for Mitigation of Impact of Organizational Changes
                    on Employees Laid-Off by Employer due to Organizational
                    Changes

Annex No. 8         Procedure for Crediting Period of Work in Electric Power
                    Industry

Annex No. 9         List of Work Remunerated by Extra Payments for Work
                    Environments that are Difficult and Harmful to Health

Annex No.10         List of Work Remunerated by Extra Payments for Work Under
                    Difficult Conditions

                                                                   Annex No. 1A

            Scale of Wage Tariffs and Wage Tariff Ranges in Effect at
                        CEZ, a. s. as of January 1, 2004


---------------------------------------------------------------
   Tariff      Wage tariff in        Wage tariff range in
   grade         CZK/month                CZK/month
---------------------------------------------------------------
     1             6 850                  0 - 3 425
---------------------------------------------------------------
     2             7 530                  0 - 3 765
---------------------------------------------------------------
     3             8 440                  0 - 4 220
---------------------------------------------------------------
     4             9 290                  0 - 4 645
---------------------------------------------------------------
     4a            10 250                 0 - 5 125
---------------------------------------------------------------
     5             11 100                 0 - 5 550
---------------------------------------------------------------
     5a            11 850                 0 - 5 925
---------------------------------------------------------------
     6             12 700                 0 - 6 350
---------------------------------------------------------------
     6a            13 560                 0 - 6 780
---------------------------------------------------------------
     7             14 410                 0 - 7 205
---------------------------------------------------------------
     7a            15 270                 0 - 7 635
---------------------------------------------------------------
     8             16 120                 0 - 8 060
---------------------------------------------------------------
     8a            16 970                 0 - 8 485
---------------------------------------------------------------
     9             17 830                 0 - 8 915
---------------------------------------------------------------
     9a            18 680                 0 - 9 340
---------------------------------------------------------------
     10            19 530                 0 - 9 765
---------------------------------------------------------------
    10a            20 280                 0 - 10 140
---------------------------------------------------------------
     11            21 140                 0 - 10 570
---------------------------------------------------------------
    11a            21 990                 0 - 10 995
---------------------------------------------------------------
     12            22 840                 0 - 11 420
---------------------------------------------------------------
    12a            23 690                 0 - 11 845
---------------------------------------------------------------

                                                                    Annex No. 1B

            Scale of Wage Tariffs and Wage Tariff Ranges in Effect at
                          CEZ a. s., as of July 1, 2004


--------------------------------------------------------------
   Tariff     Wage tariff in        Wage tariff range in
   grade         CZK/month               CZK/month
--------------------------------------------------------------
     1             6 920                 0 - 3 460
--------------------------------------------------------------
     2             7 610                 0 - 3 805
--------------------------------------------------------------
     3             8 520                 0 - 4 260
--------------------------------------------------------------
     4             9 380                 0 - 4 690
--------------------------------------------------------------
     4a           10 350                 0 - 5 175
--------------------------------------------------------------
     5            11 210                 0 - 5 605
--------------------------------------------------------------
     5a           11 970                 0 - 5 985
--------------------------------------------------------------
     6            12 830                 0 - 6 415
--------------------------------------------------------------
     6a           13 700                 0 - 6 850
--------------------------------------------------------------
     7            14 550                 0 - 7 275
--------------------------------------------------------------
     7a           15 420                 0 - 7 710
--------------------------------------------------------------
     8            16 280                 0 - 8 140
--------------------------------------------------------------
     8a           17 140                 0 - 8 570
--------------------------------------------------------------
     9            18 010                 0 - 9 005
--------------------------------------------------------------
     9a           18 870                 0 - 9 435
--------------------------------------------------------------
     10           19 730                 0 - 9 865
--------------------------------------------------------------
    10a           20 490                 0 - 10 245
--------------------------------------------------------------
     11           21 350                 0 - 10 675
--------------------------------------------------------------
    11a           22 210                 0 - 11 105
--------------------------------------------------------------
     12           23 070                 0 - 11 535
--------------------------------------------------------------
    12a           23 930                 0 - 11 965
--------------------------------------------------------------

                                                                    Annex No. 2

                  Division of Financial Resources of CEZ, a. s.
                  for Activities of Employees' Representatives
                           into Individual Localities


      -------------------------------------------------------------------------
                      Locality                      Financial resources in CZK
      -------------------------------------------------------------------------
              1         EME                                95 000-
      -------------------------------------------------------------------------
              2         ETI                                110 000-
      -------------------------------------------------------------------------
              3         EPO                                180 000-
      -------------------------------------------------------------------------
              4         EDE                                320 000
      -------------------------------------------------------------------------
              5         ECH                                175 000
      -------------------------------------------------------------------------
              6         ELE                                110 000
      -------------------------------------------------------------------------
              7         EPR                                160 000
      -------------------------------------------------------------------------
              8         ETU                                160 000
      -------------------------------------------------------------------------
              9         EPC                                 90 000
      -------------------------------------------------------------------------
             10         EHO                                100 000
      -------------------------------------------------------------------------
             11         EDU OOSP                           110 000
      -------------------------------------------------------------------------
             12         EDU OOZ                            100 000
      -------------------------------------------------------------------------
             13         ETE                                160 000
      -------------------------------------------------------------------------
             14         EVD                                 50 000
      -------------------------------------------------------------------------
             15         Prague Head Office                  80 000
      -------------------------------------------------------------------------
            Total                                        CZK 2 000 000
      -------------------------------------------------------------------------

                                                                   Annex No. 3A

                           Social Fund Budget for 2004
                 For 2004, the Employer shall set aside for use
                        from the Social Fund the amount
                               of CZK 75 000 000.

--------------------------------------------------------------------------------
   Purpose of use                                        Budgeted amount in CZK
--------------------------------------------------------------------------------
1. Meals for employees and former employees
   - Retirees                                                18 600 000
--------------------------------------------------------------------------------
2. Recreation and a recuperation (personal accounts)
   of employees                                              50 200 000
--------------------------------------------------------------------------------
3. Social  assistance  for  overcoming a difficult
   situation of an employee and social assistance
   for an employee's survivors                                2 000 000
--------------------------------------------------------------------------------
4. Activities of Retirees' Clubs                              1 000 000
--------------------------------------------------------------------------------
5. Compensation for blood donors                                200 000
--------------------------------------------------------------------------------
6. Accommodation for employees                                3 000 000
--------------------------------------------------------------------------------
   Total                                                     75 000 000
--------------------------------------------------------------------------------

                                                                   Annex No. 3B

                  Budget of Financial Resources for Activities
                     of Clubs of Retirees - Former Employees


------------------------------------------------------------------------------

     Locality        Number of retirees as at       Financial resources for
                         January  1, 2004            activities of retirees'
                                                         clubs (in CZK)
------------------------------------------------------------------------------
 1.     EVD                    168                          45 455
------------------------------------------------------------------------------
 2.     EME                    379                         102 543
------------------------------------------------------------------------------
 3.     ETI                    282                          76 299
------------------------------------------------------------------------------
 4.     EPO                    367                          99 297
------------------------------------------------------------------------------
 5.     EDE                    243                          65 747
------------------------------------------------------------------------------
 6.     ECH                    255                          68 993
------------------------------------------------------------------------------
 7.     ELE                    155                          41 937
------------------------------------------------------------------------------
 8.     ETU                    336                          90 909
------------------------------------------------------------------------------
 9.     EPC                    276                          74 675
------------------------------------------------------------------------------
 10.    EDU                    220                          59 524
------------------------------------------------------------------------------
 11.    ETE                    130                          35 173
------------------------------------------------------------------------------
 12.    EHO                    244                          66 017
------------------------------------------------------------------------------
 13.    EPR                    286                          77 381
------------------------------------------------------------------------------
 14.    Prague Head Office     355                          96 050
------------------------------------------------------------------------------
 Total                                                   1 000 000
------------------------------------------------------------------------------

                                                                    Annex No. 4

                  Principles for Provision of Contributions to
                 Employees for Supplementary Pension Insurance

1. The contribution is provided to employees who have concluded a valid agreement on supplementary pension insurance with state contributions pursuant to Act No. 42/1994 Coll. as amended (the "Act"), with regular monthly payments from the employee's own funds of at least the minimum amount of CZK 100.

2. The contribution is provided to employees who are in a full-time employment relationship (with the exception of employees not listed as employees - does not apply to employees who have been released long-term for the performance of the duties associated with a Labor Union post), following three continuous months of employment with the Employer.

3. A precondition for the provision of the contribution is presentation to the Employer of a valid supplementary pension insurance agreement concluded between the employee and the applicable pension fund.

     The amount of the Employer's contribution in the applicable month is derived from the period of continuous employment at CEZ, a. s. as follows:

     period of continuous employment at CEZ, a. s.        amount of contribution

       3 months and up to 3 years                               CZK 500
       more than 3 years                                        CZK 600

     Such contribution may be increased by an additional CZK 666, provided that the employee requests that the contribution for electricity off-take be applied towards supplementary pension insurance. In such case, the amount of the contribution would be as follows:

     period of continuous employment at CEZ, a. s.        amount of contribution

       over 3 months and up to 3 years                          CZK 1 166
       more than 3 years                                        CZK 1 266


4. The Employer may also provide an employee with a contribution for supplementary pension insurance from the Social Fund - the employee's personal account - in the event that the balance of the financial resources in the personal account is being drawn upon the termination of an employment relationship or if the balance in the personal account from the preceding year is being drawn, on the basis of a written request from the employee.

5.   Employees who in the course of their employment relationship with CEZ, a.
     s. terminated their agreement on supplementary pension insurance by notice or by agreement, and were paid the cancellation balance and subsequently concluded a new agreement on supplementary pension insurance, are not entitled to a contribution from the Employer.

6. Employees who have become eligible for an old-age pension under the applicable pension scheme and who requested the payment of a lump-sum settlement from the fund, or the payment of lifetime pension or an old-age annuity, and subsequently concluded an agreement on supplementary pension insurance are not entitled to a contribution from the Employer for the newly-concluded supplementary pension insurance.

7. If an employee interrupts a supplementary pension insurance scheme pursuant to Section 19 (2) of the Act and concludes another agreement on supplementary pension insurance pursuant to Section 19 (3) (b) of the Act, the Employer's contribution shall be provided in connection with the newly-concluded agreement on supplementary pension insurance.

8. In the event that an employee whose contribution for electricity off-take is being applied towards supplementary pension insurance enters basic (or substitute) military or civilian service or a maternal or parental leave, then as of the date when such employee was taken off the list of employees the employee shall be provided with a contribution for electricity off-take in accordance with Heading 5 (III.) (2) and (3).

9. The last contribution from the Employer is remitted to the pension fund together with the payment of wages for the month when an employee's employment relationship ended.

10. An employee is obligated to notify the Employer of all facts that could have an impact on the provision of a contribution by the Employer, in particular: a termination or interruption of supplementary pension insurance, change of pension fund, payment of a cancellation balance or lump-sum settlement etc., within 8 days following the occurrence of such event.

11. The Employer has the right to demand from the Employee the return of a contribution that was paid out without the employee being entitled to it if the employee failed to inform the Employer in time of the facts described in Clause 10. that have an impact on the provision of such contribution.

12. The provision of a contribution for supplementary pension insurance is specified in the guideline document titled "Supplementary Pension Insurance for Employees".

                                                                   Annex No.  5

                  Principles for Provision of Contributions to
                       Employees for Electricity Off-Take
                            I. Amount of Contribution

1. Employees and former employees who left the Employer for old-age retirement or early old-age retirement pursuant to Act No. 155/1995 Coll. ("Early Old-Age Retirement"), or full invalidity retirement, are provided with a contribution for electricity off-take under the conditions set forth below.

2. The contribution for employees is set at CZK 553/month, i.e. as the financial equivalent of the consumption of 175 kWh of electricity valued at the price rate of D02 which is in effect as at July 1, 2001.

3. For a former employee, the contribution amounts to CZK 4 000 (before taxes and insurance) annually.

4. Pursuant to Clause 18.5.2., the contribution may be transferred, upon a written request from the employee, to the employee's supplementary pension insurance or life insurance. In such a case the amount of the contribution is CZK 666 / month.

                              II. Entitled Persons

1. The contribution is provided to all employees in a full time employment relationship with the Employer. Newly-hired employees begin receiving the contribution after three months of employment. In the event that an employee's employment relationship arises in the course of a calendar month, the three month period begins on the first day of the calendar month following the month in which the employment relationship arose.

2. The contribution is provided to all former employees who departed for old-age retirement or Early-Old-Age Retirement or full invalidity retirement from the Employer's organizational units, specifically: EVD, EME, EPO, ETI, EPR, ETU, EPC, ELE, ECH, EDE, EHO, EDU, ETE and the Prague Head Office.

3. The contribution is also provided to former employees who departed for old-age retirement or Early-Old-Age Retirement or full invalidity retirement:

     a) from the former head offices of the branches of the former state enterprise Ceske energeticke zavody [Czech Electric Power Works], specifically: EUV and EPK,

     b) from the former head offices of the companies within the holding company of Ceske energeticke zavody, specifically: EUV, ESSM, EVC and EJM,

     c) from the organizational units of the legal predecessors of the Employer that were wound up and transferred into certain of the Employer's current organizational units, specifically: EGI, EGT, from Ervenice Electric and from the former organizational unit called CEZ - DPS.

4.   The contribution is provided to former employees pursuant to Section II.
     (2) and (3) on condition that the employment relationship at the above-described entities lasted continuously for a period of at least 5 years prior to the employee's departure for old-age retirement or Early-Old-Age Retirement or full invalidity retirement. In the event that an employee departed for full invalidity retirement, the condition stipulated in the foregoing sentence is not applied and the contribution is provided solely during the period when the employee is collecting the full invalidity pension.

5. The contribution to former employees pursuant to Section II. (3) (a) through (c) is provided as follows:

     in the case of the units EUV, EPK, ESSM, EVC and EJM, via the Conventional Power Division in the case of the units EGI, EGT, DPS and Ervenice Electric, via the Prague Head Office

6.   The contribution is not provided to:

     a) employees to whom the Employer provided a continuous unpaid leave of more than one month, in which case the contribution is not provided for the duration of such leave,

     b) employees who were released to perform the duties associated with a public office.

                           III. Contribution Procedure

1. The contribution is provided to employees in the form of financial performance, concurrently with the accounting of wages for individual calendar months of the year. The contribution is provided in the same manner to employees released for the performance of a Labor Union post on a full-time or part-time basis. An employee may request that the contribution be applied towards supplementary pension insurance or life insurance. An employee may request a change in the procedure for the payment of the contribution no more than once in a calendar year.

2. To employees who left the Employer for old-age retirement, Early Old-Age Retirement or full invalidity retirement and employees performing basic (substitute) military or civilian service the contribution is provided twice annually, in March and October of the applicable calendar year, in the form of financial performance - a cashable certificate, delivered to the recipient by personal delivery. The contribution is accounted for together with the accounting of employees' wages for February and September.

3. To women on maternal leave and employees drawing parental leave the contribution is provided three times a year, in March, August and October. The contribution is accounted for together with the accounting in respect of employees' wages for February, July and September.

4. To an employee who sustained a work disability and is collecting benefits under health insurance for a period of an entire calendar month or longer and who does not have any income from the Employer that is included in the computation base for remittances of social security premiums the contribution for the applicable month shall be paid within the deadline for the payment of wages in the month when the work disability ends. In the event that the work disability ends on the last day of the calendar month, the contribution shall be paid to the employee within the deadline for the payment of wages for the following calendar month.

5. Any disputes arising in connection with the awarding of the contribution shall be resolved with final effect by the Director of the Personnel Department at the Prague Head Office.

                              IV. Final Provisions

1. In the event that an employee ceases to work for the Employer in the course of a calendar year due to departure for old-age retirement, Early Old-Age Retirement or full invalidity retirement, entry into basic (substitute) military or civilian service, departure for maternal leave or parental leave, then in the accounting of wages for the last month worked the employee shall be paid the contribution in respect of the months remaining until the end of the calendar year. Such categories of employees are transferred into the contribution regime pursuant to Section III. (2) and
     (3) as at January 1 of the following calendar year.

2. When an employee returns after maternal leave or parental leave or basic (substitute) military or civilian service, the contribution is provided starting from the calendar month following the date the employee returned to work, in a monthly amount and in the manner described in Section III.
     (1).

3. In the event that due to a termination of the employment relationship an employee does not work the entire calendar month, the employee is not entitled to a contribution for such month (with the exception of employees who departed for old-age retirement or Early Old-Age Retirement , under the conditions described above, and in cases where the employment relationship was terminated for organizational reasons).

4. The provision of the contribution for electricity off-take is specified in the guideline document titled "Employer's Contribution for Electricity Off-Take".

                                                                    Annex No. 6

             Principles for Provision of Contributions to Employees
                               for Life Insurance

1. In the event that an employee in a full-time employment relationship requests in writing pursuant to Clause 18.5.2. and Annex No. 5 (I)(4) that the contribution for electricity off-take be applied towards life insurance, such employee shall be provided with a contribution in the amount of CZK 666 monthly, after such employee has been in an employment relationship with the Employer for three months. If an employee's employment relationship arises in the course of a calendar month, the three month period shall begin to run on the first day of the calendar month following the month in which the employment relationship arose.

2. The Employer may also provide an employee with a contribution for life insurance from the Social Fund - the employee's personal account - in the event that the balance of the financial resources in the personal account is being drawn upon the termination of an employment relationship or if the balance in the personal account from the preceding year is being drawn, on the basis of a written request from the employee

3. The Employer's contribution is provided to employees who have concluded a valid agreement for private life insurance under the conditions stipulated in Sections 6 (9) (y) and 24 (2) (zo) of Act No. 586/1992 Coll., On Income Taxes, as amended, meaning that in such agreement it shall be stipulated that the employee will not become eligible for insurance proceeds until after 60 calendar months and concurrently not before attaining the age of 60.

4. A precondition for the provision of the Employer's contribution is the presentation of a valid agreement on private life insurance concluded between the employee (as the insured) and the applicable insurance company
     (bank) to the Employer.

5.   Employees who in the course of their employment relationship with CEZ, a.
     s. terminated the agreement on private life insurance towards which the Employer was contributing by notice or by agreement, and were paid the cancellation balance and subsequently concluded a new life insurance agreement are not entitled to a contribution from the Employer.

6. The Employer shall provide the contribution to employees who met the condition for the payment of the capital value upon the maturity of the insurance policy, were paid a lump-sum settlement in accordance with the terms and conditions of insurance and subsequently concluded a new agreement on private life insurance.

7. The last contribution from the Employer is remitted to the insurance company (bank) together with the payment of wages for the month when the employee's employment relationship terminated.

8. An employee is obligated to notify the Employer of all facts that could have an impact on the provision of the contribution by the Employer, in particular: a termination or interruption of private life insurance, the payment of a cancellation balance or capital value upon the maturity of the insurance policy etc., within 8 days following the occurrence of such event.

9. The Employer has the right to demand from the Employee the return of a contribution that was paid out without the employee being entitled to it if the employee failed to inform the Employer in time of the facts described in Clause 10. that have an impact on the provision of such contribution.

10. The provision of a contribution for life insurance pursuant to Clause 18.5.2.is specified in the guideline document titled "Employer's Contribution Towards Electricity Off-Take".

                                                                    Annex No. 7

                      Measures for Mitigation of Impact of
            Organizational Changes on Employees Laid-Off by Employer
                          due to Organizational Changes

The Employer shall negotiate with the applicable Labor Union body measures for the mitigation of the impact of contemplated organizational changes that result in lay-offs of employees, as a rule three months before such decision enters into effect. The Employer shall inform employees of such plan and shall implement the following measures:

                I. Measures for finding new work for an employee

1.   Offer of an available job at CEZ, a. s.

     a) Prior the delivery of a termination notice, an employee who is being released from an employment relationship shall be demonstrably offered available jobs at CEZ, a. s., specifically

     o at the place stipulated as the place for the performance of the employee's work or at the place where the employee lives,

     o    at other localities of the Employer if the employee so requests.

     b) An employee who is being laid off for organizational reasons and whose termination notice period is running shall be demonstrably offered available jobs for which the employee meets the preconditions stipulated in Section 46 (2) of the Labor Code, provided the Employee so requests.

2.   Information on an available job, in a basic scope:

     o    title (profession or vocation),

     o    required qualifications,

     o    tariff grade,

     o    required commencement date

     shall be publicized in an organizational unit prior to being offered to an outside job-seeker or the Employment Office, in compliance with the conditions set forth in Section 19 (2) of Act No. 1/1991 Coll., On Employment, as amended.

3.   Information expanded to include:

     o    accommodation opportunities (apartment, housing facility),

     o name and telephone number of an employee of the personnel department where the job-seeker should report is provided by organizational units in a region to each other or, as the case may be, organizational units with the same professional composition within the framework of the joint stock company.

4. Information on available jobs is freely accessible on the Employer's intranet. During the staffing of available jobs the Employer shall respect the principle of making maximum use and efficient use of the company's internal human resources.

5. If an employee is interested in an available job, the further steps to be implemented are implemented by personnel departments, including contact between organizational units and ensuring the retraining of employees, if necessary.

6. The staffing of a job by an employee of CEZ, a. s. from another organizational unit, where the employee commenced work the day after he or she ended work at the previous organizational unit, is deemed to be a continuous employment relationship at CEZ, a. s., it is the transfer of an employee. From this point of view the employee meets the conditions for being awarded holiday wages, Christmas wages, a contribution for supplementary pension insurance and a contribution for electricity off-take.

7. Personnel departments shall cooperate with Employment Offices, and any other institutions that mediate work and other companies active in the applicable region with the objective of finding suitable work for the affected employee, including the employee's retraining if necessary. If the Employee is interested, the Employer shall arrange retraining for the employee and shall conclude an agreement on re-training with the employee.

           II. Measures for mitigating impacts on a laid-off employee

     In the event that it is not possible to find a suitable job in accordance with Clause I. and the employee is laid-off, the following measures shall be implemented:

1. the employee shall be paid severance pay in an amount and under the conditions stipulated in the Labor Code and this Collective Bargaining Agreement, provided the employee shall have an opportunity to conclude an agreement on an earlier termination of the employment relationship, unless serious operating reasons preclude this,

2. the employee shall be afforded the opportunity to use a company apartment for an additional 3 years following the termination of the employment relationship,

3. no changes shall be made to the employee's agreed contractual terms and conditions for the repayment of an interest-free loan; on the basis of an agreement on the recognition of a debt, the laid-off employee shall be afforded the opportunity to repay the loan in accordance with the originally-stipulated terms and conditions (amount of installments and repayment term),

4. the Employer shall enable the employee to take advantage of company meals until the employment relationship terminates,

5. the employee shall be offered an opportunity to have re-training arranged and paid-for, up to the amount of CZK 20 000.

                                                                    Annex No. 8

                     Procedure for Crediting Period of Work
                           in Electric Power Industry

1. For the determination of the amounts of bonuses for lifetime anniversaries pursuant to Section 28 and severance pay pursuant to Section 29 herein, the following periods are credited towards the period of practice in the electric power industry:

     1.1. the duration of an employment relationship with the Employer, including periods of basic (substitute) military or civilian service and further periods of maternal or parental leave and additional maternal and parental leave provided up to the end of the year 2000 pursuant to Section 157 (2) of the Labor Code. i.e. until the child attains the age of 3 years - if the employment relationship lasted throughout such period,

     1.2. the duration of employment at the Employer's legal predecessors (set the list below),

     1.3. the period of performance of a public office or a post at a Labor Union body in the electric power industry for which the employee was released.

2. The following periods are not credited towards the period of practice in the electric power industry:

     2.1. unpaid leave provided at the employee's request for a period in excess of one month, with the exception of an unpaid leave provided to an employee by the Employer for looking after a child in connection with Act No. 117 / 1995 Coll., On State Social Support, as amended,

     2.2. period of daytime studies, unless the employee was in an employment relationship with the Employer or its legal predecessors during such period,

     2.3. period of apprenticeship, unless the apprentice was in an employment relationship with the Employer or its legal predecessors during such period,

     2.4. period of jail-time and period of serving a jail sentence, with the exception of cases where criminal prosecution proceedings against the employee are subsequently stopped or if the employee is subsequently found not guilty.

3. The list set forth below is in effect as of January 1, 2004, provided that the crediting procedure for crediting length of practice in effect up to such date shall remain unchanged.

-----------------------------------------------------------------------------------------------------------------
Employer                                             Credit               Note
-----------------------------------------------------------------------------------------------------------------
GR CEZ [General Directorate of CEZ]                  until 31/12/89
-----------------------------------------------------------------------------------------------------------------
RSP CEZ [Directorate of CEZ state enterprise]        1/1/89 - 30/6/90     successor of GR CEZ
-----------------------------------------------------------------------------------------------------------------
CEZ-HS [CEZ - Admin. Headquarters]                   1/7/90 - today       successor  of RSP CEZ
-----------------------------------------------------------------------------------------------------------------
 Victorious February Electric (CEZ-EUV)              until 30/11/90
-----------------------------------------------------------------------------------------------------------------
Pocerady Electric (CEZ-EPC)                          still                until 30/11/1990 a plant of CEZ-EUV,
                                                                          thereafter a separate org. unit
-----------------------------------------------------------------------------------------------------------------
Ledvice Electric (CEZ-ELE)                           still                          "
-----------------------------------------------------------------------------------------------------------------
SSM Electric (CEZ-ESSM)                              until 30/4/90
-----------------------------------------------------------------------------------------------------------------
Podkrusnohorske Electric (CEZ-EPK)                   1/5/90 -31/12/92     successor of CEZ-ESSM
-----------------------------------------------------------------------------------------------------------------
Tusimice Electric 1 (ETU 1)                                               until 30/4/90, plants of CEZ-ESSM,
Tusimice Electric 2 (ETU 2)                          until present        thereafter until 31/12/92 branch
Prunerov Electric 1 (EPRU 1)                                              plants of CEZ-EPK, thereafter until
Prunerov Electric 2 (EPRU 2)                                              now ETU 1 and ETU 2 are parts of
                                                                          CEZ-ETU and EPRU and EPRU 2 are parts
                                                                          of CEZ-EPRU
-----------------------------------------------------------------------------------------------------------------

CEZ- Tusimice Electric (CEZ-ETU)                     1/1/93 - until       division between CEZ-EPK
                                                     present
-----------------------------------------------------------------------------------------------------------------
CEZ-Elektrarny Prunerov (CEZ-EPRU)                   1/1/93 - until                 "
                                                     present
-----------------------------------------------------------------------------------------------------------------
Melnik Electric (CEZ-EME)                            until present
-----------------------------------------------------------------------------------------------------------------
Tisova Electric (CEZ-ETI)                            until present
-----------------------------------------------------------------------------------------------------------------
East Bohemia Electric (CEZ-EVC)                      until 30/9/90
-----------------------------------------------------------------------------------------------------------------
Chvaletice Electric (CEZ-ECH)                        until present        until 30/9/90 was plant of CEZ-EVC,
                                                                          thereafter separate branch
-----------------------------------------------------------------------------------------------------------------
Opatovice Electric (CEZ-EOP)                         until 30/4/92        until 30/9/90 was plant of CEZ-EVC,
                                                                          thereafter separate branch
-----------------------------------------------------------------------------------------------------------------
Porici Electric (CEZ-EPO)                            still                until 30/9/90 was plant of CEZ-EVC,
                                                                          thereafter separate branch
-----------------------------------------------------------------------------------------------------------------
Nachod Heat Plant (TNA)                              until 31/3/2003      until 30/9/90 was plant of CEZ-EVC,
                                                                          thereafter part of the branch CEZ-EPO
-----------------------------------------------------------------------------------------------------------------
Dvur Kralove Heat Plant (TDK)                        still                          "
-----------------------------------------------------------------------------------------------------------------
Pardubice Heat Plant (TPA)                           until 30/4/92
-----------------------------------------------------------------------------------------------------------------
Ostravsko-karvinske Electric (CEZ-OKE)               until 30/4/92
-----------------------------------------------------------------------------------------------------------------
Detmarovice Electric (CEZ-EDE)                       still                until 30/6/90 was plant of CEZ-OKE,
                                                                          thereafter was separate branch
-----------------------------------------------------------------------------------------------------------------
Ervenice Electric                                    until 31/3/79
-----------------------------------------------------------------------------------------------------------------
Trebovice Electric (ETB)                             until 30/4/92        plant of CEZ-OKE
-----------------------------------------------------------------------------------------------------------------
Victorious February Electric (EVU)                   until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
IX. Communist Congress Electric (EKV)                until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Olomouc Heat Plant (TOL)                             until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Prerov Heat Plant (TPR)                              until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Heat Distribution Plant (RT)                         until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Regional Centralized Maintenance Facility (OCZU)     until 30/4/92        plant of CEZ-OKE
Agloporit Plant                                      until 30/6/95        until 30/4/92 was plant of CEZ-OKE,
                                                                          thereafter part of CEZ-EDE
-----------------------------------------------------------------------------------------------------------------
Sucha Electric                                       until 30/4/92
-----------------------------------------------------------------------------------------------------------------
Southern Moravia Electric (CEZ-JME)                  until 30/4/92
-----------------------------------------------------------------------------------------------------------------
Hodonin Electric (CEZ-EHO)                           still                until 30/ 11/ 90 was plant of
                                                                          CEZ-JME, thereafter separate branch
-----------------------------------------------------------------------------------------------------------------
December Strike Electric Oslavany (EPSO)             until 30/4/92        plant of CEZ-OKE
-----------------------------------------------------------------------------------------------------------------
Brno Heat Plant (TBR)                                until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Otrokovice Electric (TOT)                            until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
North Bohemia Heat Plant (CEZ-SCT)                   until 31/12/90
-----------------------------------------------------------------------------------------------------------------
Komorany Electric (EKY)                              until 31/12/90       plant of CEZ-SCT
-----------------------------------------------------------------------------------------------------------------
Trmice Electric (TTR)                                until 31/12/90                 "
-----------------------------------------------------------------------------------------------------------------
Liberec Heat Plant (TLI)                             until 31/12.90                 "
-----------------------------------------------------------------------------------------------------------------
Teplice Heat Plant (TTP)                             until 31/12/90                 "
-----------------------------------------------------------------------------------------------------------------
Heat Distribution Plant                              until 31/12/90                 "
-----------------------------------------------------------------------------------------------------------------
Prague Heat Plant (CEZ-EPR)                          until 30/4/92
-----------------------------------------------------------------------------------------------------------------
Holesovice Electric (EHOL)                           until 30/4/92        plant of CEZ-EPR
-----------------------------------------------------------------------------------------------------------------
Malesice Heat Plant (TMA)                            until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Kolin Electric (EKO)                                 until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Veleslavin Heat Plant (TVE)                          until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
CEZ DPS                                              until 1/1/2000
-----------------------------------------------------------------------------------------------------------------
SED                                                  until 31/3/94
-----------------------------------------------------------------------------------------------------------------
CDO                                                  until 1/1/1996
-----------------------------------------------------------------------------------------------------------------
Incinerator Plant (ZVS)                              until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Juliska Heat Plant (ZVT)                             until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
City-South Plant (ZJM)                               until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Production and Assembly Plant (VMZ)                  until 30/4/92                  "

-----------------------------------------------------------------------------------------------------------------
Heat Distribution Plant (ZRT)                        until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Services Plant (ZSL)                                 until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Dukovany Nuclear Electric (CEZ-EDU)                  still
-----------------------------------------------------------------------------------------------------------------
Trebenice Hydro-electric (CEZ-EVD)                   still               presently Stechovice Hydro-electric
-----------------------------------------------------------------------------------------------------------------
Dalesice Electric (CEZ-EDA)                          still               from 30/4/92 was part of CEZ-EVD,
                                                                         thereafter part of CEZ-EVD branch
-----------------------------------------------------------------------------------------------------------------
Lipno Electric (ELI)                                 still                          "
-----------------------------------------------------------------------------------------------------------------
Stechovice Electric (EST)                            still                          "
-----------------------------------------------------------------------------------------------------------------
Orlik Electric (EOR)                                 still                          "
-----------------------------------------------------------------------------------------------------------------
Strane Electric                                      still               from 1/5/93 was part of CEZ-EVD branch
-----------------------------------------------------------------------------------------------------------------
Slapy Electric                                       still               from 1/5/1992 was part of CEZ-EVD branch
-----------------------------------------------------------------------------------------------------------------
Kamyk Electric                                       still                               "
-----------------------------------------------------------------------------------------------------------------
Vrane Electric                                       still                               "
-----------------------------------------------------------------------------------------------------------------
Stvanice Electric                                    still                               "
-----------------------------------------------------------------------------------------------------------------
Hnevkovice Electric                                  still                               "
-----------------------------------------------------------------------------------------------------------------
Korensko Electric                                    still                               "
-----------------------------------------------------------------------------------------------------------------
Southern Bohemia  Electric (CEZ-JCE)                 until 30/6/90
-----------------------------------------------------------------------------------------------------------------
Ceske Budejovice Heat Plant (TCB)                    until 30/6/90       plant of  CEZ-JCE
-----------------------------------------------------------------------------------------------------------------
Strakonice Heat Plant (TST)                          until 30/6/90                  "
-----------------------------------------------------------------------------------------------------------------
Mydlovary Heat Plant (TMY)                           until 30/6/90                  "
-----------------------------------------------------------------------------------------------------------------
Tabor Heat Plant (TTA)                               until 30/6/90                  "
-----------------------------------------------------------------------------------------------------------------
Pisek Heat Plant (TPI)                               until 30/6/90                  "
-----------------------------------------------------------------------------------------------------------------
Western Bohemia Electric (CEZ-ZCE)                   until 30/6/90
-----------------------------------------------------------------------------------------------------------------
Plzen Heat Plant (TPL)                               until 30/6/90       plant of CEZ-ZCE
-----------------------------------------------------------------------------------------------------------------
Karlovy Vary Heat Plant (TKV)                        until 30/6/90                  "
-----------------------------------------------------------------------------------------------------------------
Ostrov n. Ohri Heat Plant (TOO)                      until 30/6/90                  "
-----------------------------------------------------------------------------------------------------------------
Prague Electric (CEZ-PRE)                            until 30/6/90
-----------------------------------------------------------------------------------------------------------------
Central Bohemia Electric                             until 30/6/90
-----------------------------------------------------------------------------------------------------------------
Northern Bohemia Electric                            until 31/12/90
-----------------------------------------------------------------------------------------------------------------
Northern Bohemia Electric Works (CEZ-SCE)            until 30/6/90
-----------------------------------------------------------------------------------------------------------------
Eastern Bohemia Electric (CEZ-VCE)                   until 30/6/90
-----------------------------------------------------------------------------------------------------------------
Southern Bohemia Electric (CEZ-EJM)                  until 30/6/90
-----------------------------------------------------------------------------------------------------------------
Southern Bohemia Electric Works (CEZ-SME)            until 30/6/90
-----------------------------------------------------------------------------------------------------------------
Repair Facility Teplice (CEZ-OZE)                    until 31/3/90
-----------------------------------------------------------------------------------------------------------------
Power Equipment Assembly Plant Liberec (EGM)         until 30/4/92       until 31/3/90 was plant of CEZ-OZE,
                                                                         thereafter separate branch
-----------------------------------------------------------------------------------------------------------------
Engineering Plant Teplice (OZE)                      until 30/4/92                  "
-----------------------------------------------------------------------------------------------------------------
Engineering Works Brno                               until 30/4/92
-----------------------------------------------------------------------------------------------------------------
Engineering Works Pardubice (CEZ-ESPA)               until 30/4/92       until 30/6/91 was plant of ES Brno,
                                                                         thereafter separate branch
-----------------------------------------------------------------------------------------------------------------
Engineering Works Velke Mezirici                     until 30/4/92       until 30/11/90 was plant of ES Brno,
                                                                         thereafter separate branch
-----------------------------------------------------------------------------------------------------------------
Machinery Plant (CEZ-EGO)                            until 31/12/90
-----------------------------------------------------------------------------------------------------------------
Power Transmission Facility (CEZ-EGV)                until 30/4/92
-----------------------------------------------------------------------------------------------------------------
EGV - Prague Headquarters                            until 30/4/92
-----------------------------------------------------------------------------------------------------------------
EGV - Ceske Budejovice Plant                         until 30/6/90
-----------------------------------------------------------------------------------------------------------------
EGV - Horni Pocernice Plant                          until 30/4/92
-----------------------------------------------------------------------------------------------------------------
EGV - Prague Construction Facility                   until 30/4/92
-----------------------------------------------------------------------------------------------------------------
CEZ-ORGREZ                                           until 30/4/92
-----------------------------------------------------------------------------------------------------------------
Power Technology Plant (CEZ-EGT)                     until 31/12/92
-----------------------------------------------------------------------------------------------------------------
Asset Administration Prague (CEZ-SMP)                from 1/1/93         successor of CEZ-EGT
-----------------------------------------------------------------------------------------------------------------
Pardubice Educational Institute                      until 30/6/93
-----------------------------------------------------------------------------------------------------------------
Otrokovice Heat Plant                                until 31/12/90      part of CEZ-JME

-----------------------------------------------------------------------------------------------------------------
Karvina Heat Plant                                   until 31/12/90      part of CEZ - OKE
-----------------------------------------------------------------------------------------------------------------
Energoprojekt [Energy Engineering]                   until 31/12/2003
-----------------------------------------------------------------------------------------------------------------
Head Office for Power Plants Under Construction                          predecessor of Energoinvest
-----------------------------------------------------------------------------------------------------------------
Construction of Electric Power Plants                                    predecessor of Energoinvest
-----------------------------------------------------------------------------------------------------------------
Energoinvest [Energy Plant Development]              until 31/12/1983    part of CEZ
-----------------------------------------------------------------------------------------------------------------
Central Electric Power Administration                until 30/6/ 1965    predecessor of CEZ
-----------------------------------------------------------------------------------------------------------------
Ministry of Energy and Water Management              until 31/12/1962    predecessor of CEZ
-----------------------------------------------------------------------------------------------------------------
Temelin Nuclear Power Plant                          still
-----------------------------------------------------------------------------------------------------------------

                                                                    Annex No. 9

                 List of Work Remunerated by Extra Payments for
                    Work Environments that are Difficult and
                                Harmful to Health

The list of examples of Work Remunerated by Extra Payments for Work Environments that are Difficult and Harmful to Health (the "List") is binding for all of the employer's branches with regard to the provision of extra payments for work in environments that are difficult and harmful to health. Principles for evaluation for the purposes of remuneration of work conditions that are difficult and harmful to health

1. Specification of a work environment that is difficult and harmful to health. Extra pay applies to work in a work environment where:

     a) Harmful chemical substances that cause chronic poisoning, where their concentration in the air exceeds the highest permissible concentration for a work environment (hereinafter "HPC-E") or where the simultaneous effects of several harmful substances cause chronic poisoning, assuming their effects are additive, if the sum total of the average concentrations of individual substances and their average HPC-E is higher than that indicated by the formula: sum total = (average concentration of harmful substances / average HPC-E) > 1 and the harmful substances cause acute poisoning with a risk of death within a short period of time (for example, carbon monoxide, hydrogen cyanide, hydrogen sulfide), if there is a significant risk that such substances could escape in concentrations exceeding HPC-E limits. (Directive No. 46/1978 Coll. of the Ministry of Health of the Czechoslovak Republic - Office of the Chief Sanitarian of the Czechoslovak Republic, Hygienic Regulations, On Hygienic Requirements for Work Environments, as amended.).

     b) Concentration of dust (aerosols without toxic effects) with a fibrinogenic effect in the air that exceeds average HPC-E. (Directive No. 46/1978 Coll. of the Ministry of Health of the Czechoslovak Republic - Office of the Chief Sanitarian of the Czechoslovak Republic, Hygienic Regulations, On Hygienic Requirements for Work Environments, as amended.).

     c) Values of vibration acceleration in dB or effective values of vibration acceleration in m/s2 exceed the values permissible for a full-shift. (Directive No. 13/1977 Coll. of the Ministry of Health of the Czechoslovak Republic, On Protection of Health Against Unfavorable Effects of Noise and Vibration - Annex - Highest Permissible Values for Noise and Vibration, Directive No. 53/1980 Coll. of the Ministry of Health of the Czechoslovak Republic - Office of the Chief Sanitarian of the Czechoslovak Republic, Hygienic Regulations, which stipulated procedures for the measurement and evaluation of noise and vibration - registered in part 32/1980 Coll.).

     d) Ionizing radiation exceeds 3/10 of the highest permissible dosage for employees. (Decree No. 184/1997 Coll. of SUJB, On Requirements for Ensuring Protection Against Radiation.).

     e) Infrared radiation (heat) causes heat cataracts or micro-climactic conditions so unfavorable that the resulting temperature measured by a ball thermometer exceeds the maximum TgA value and the working regime must be adjusted so that such exposure is partially compensated for. (Decree No. 408/1990 Coll. of the Ministry of Health of the Czech Republic, On Protection of Health Against Unfavorable Effects of Electromagnetic Radiation.).

     f) Manner in which are technically secured lasers of Class IIIb and higher does not rule the possibility of being hit by a direct or reflected beam. (Directive No. 61/1982 Coll. of the Ministry of Health of the Czechoslovak Republic - Office of the Chief

          Sanitarian of the Czechoslovak Republic, Hygienic Regulations, On Hygienic Principles for Work with Lasers.).

     g) Work with known chemical carcinogens or in facilities where there is a risk of chemical carcinogens. (Directive No. 64/1984 Coll. of the Ministry of Health of the Czechoslovak Republic - Office of the Chief Sanitarian of the Czechoslovak Republic, Hygienic Regulations, On Hygienic Principles for Work with Chemical Carcinogens, as amended.).

     h)   Work in pressurized air (hyperbaric chambers, caissons).

     1. During evaluations of specific cases of work environments that are difficult and harmful to health, consideration is given to the nature of the work performed and the work procedures used, particularly when the intensity of the harmful effects fluctuates or when equipment or remote controls etc. are used, and to the seriousness of the potential illnesses or health damage, particularly in the case of harmful substances of a chemical nature, infections, allergens and so forth with which there is not a sufficient amount of experience in practice (new risks or newly-discovered effects).

2. Work environments that are difficult and harmful to health are evaluated on the assumption that all technical and organizational measures that are technically feasible under the current state of affairs were implemented; evaluation is performed of such degree of harmful impacts as is usual during the performance of the work being evaluated, infrequent deviations and emergency situations are not taken into account.

3. A work environment that is difficult and harmful to health is also deemed to be a work environment delineated by selected typical examples of production facilities and activities that are organized in accordance with the ranking of individual effects set forth in Exhibit No. 2 to Government Decree No. 333/1993 Coll., On the Determination of Minimum Wage Tariffs and Extra Wages for Work in a Work Environment that is Difficult and Harmful to Health, as amended.

4. Extra payments for work in a work environment that is difficult and harmful to health in CZK per hour and a delineation of a work environment that is difficult and harmful to health on the basis of work activities performed at the Employer's:

                                                                                                Extra pay       Extra pay
 No.   Activity                                                          Harmful effect         in CZK/hr.      in CZK/hr.
                                                                                                  as of            as of
                                                                                                 1/1/2004         1/7/2004
--------------------------------------------------------------------------------------------------------------------------
       Harmful chemical substances
---------------------------------------------------------------------------------------------------------------------------
  1.   4.1.18.*) Distillation and operational cleaning of mercury.      mercury and its             9.20          9.30
                                                                        compounds
---------------------------------------------------------------------------------------------------------------------------
  2.   4.1.21. Filling tonometers, thermometers and other measuring     mercury and its             9.20          9.30
       devices with mercury, with the concurrent re-melting of glass    compounds
       or closure of a metal capillary.
---------------------------------------------------------------------------------------------------------------------------
  3.   4.1.36. Handling liquid chloride, drawing from cisterns into     chloride and hydrogen       8.20          8.30
       receptacles; servicing chlorine management equipment.            chloride
---------------------------------------------------------------------------------------------------------------------------
  4.   4.1.42. Servicing discharger and collecting cinder and  ash in   carbon monoxide, smoke      9.20          9.30
       enclosed spaces under boilers.                                   gases
---------------------------------------------------------------------------------------------------------------------------
  5.   4.1.48. Industrial chimney sweeping work (cleaning canals,       carbon monoxide, smoke      9.20          9.30
       chimneys etc.).                                                  gases
---------------------------------------------------------------------------------------------------------------------------
  6.   4.1.86. Cleaning production equipment, tanks, vessels,           work in enclosed            9.20          9.30
       dispensers, railway cisterns and vehicle cisterns, if the        spaces (vessels):
       employee works inside.
---------------------------------------------------------------------------------------------------------------------------
  7.   4.1.109. Welding large preheated products in enclosed preheated  special welding work        8.20          8.30
       vessels with an argon arc welder.
---------------------------------------------------------------------------------------------------------------------------
  8.   4.1.110. Electric arc welding in enclosed spaces.                special welding work        8.20          8.30
---------------------------------------------------------------------------------------------------------------------------

       Dust
---------------------------------------------------------------------------------------------------------------------------
  9.   4.2.5. Sandblasting in sandblasting machines or by hand with     dust containing             8.20          8.30
       controls outside the sandblasting area.                          silicon oxide
---------------------------------------------------------------------------------------------------------------------------
 10.   4.2.13.Masonry work on ganister linings, chrome-magnesite        dust containing             10.0         10.10
       linings inside furnaces, including accessories, when cold.       silicon oxide
---------------------------------------------------------------------------------------------------------------------------
 11.   4.2.14. Masonry work on fireclay linings inside all              dust containing             10.0         10.10
       metallurgical furnaces, including accessories such as various    silicon oxide
       heaters, piping, closures, covers and channels in the area of furnaces and their accessories, when cold.
---------------------------------------------------------------------------------------------------------------------------
 12.   4.2.15. Processing free glass wool, slag wool and basalt wool    dust containing             8.20          8.30
       in enclosed spaces.                                              silicon oxide
---------------------------------------------------------------------------------------------------------------------------
       Vibrations
---------------------------------------------------------------------------------------------------------------------------
 13.   4.3.1. Removing furnace stone deposits with pneumatic hammers    vibrations                  10.0         10.10
       and grinders inside furnaces.
---------------------------------------------------------------------------------------------------------------------------
 14.   4.3.3. Tearing down the lining of industrial furnaces and other  vibrations                  10.0         10.10
       heat sources made of refractory materials (fireclay,
       chrome-magnesite and so forth) with the use of pneumatic tools.
---------------------------------------------------------------------------------------------------------------------------
       Ionizing radiation
---------------------------------------------------------------------------------------------------------------------------
 15.   4.4.1. Flaw detection measurement with the use of mobile flaw    work with enclosed          8.20          8.30
       detection instruments.                                           radioactive emitters
                                                                        and under risk of
                                                                        x-ray radiation:
---------------------------------------------------------------------------------------------------------------------------
 16.   4.4.2. Work with enclosed sources of radiation with an activity  work with enclosed          8.20          8.30
       level of 1 mCi or more.                                          radioactive emitters
                                                                        and under risk of
                                                                        x-ray radiation:
---------------------------------------------------------------------------------------------------------------------------
 17.   4.4.3. Inspection of castings and welds on pressure vessels and  work with enclosed          8.20          8.30
       piping on mobile workplaces with x-ray and gamma radiation.      radioactive emitters
                                                                        and under risk of
                                                                        x-ray radiation:
---------------------------------------------------------------------------------------------------------------------------
 18.   4.4.8. Testing for defects in equipment and structures without   work with enclosed          10.0         10.10
       disrupting their integrity (flaw detection, non-destructive      radioactive emitters
       testing) at mobile (temporary) workplaces with enclosed          and under risk of
       radioactive emitters (gamma ray flaw detection) or portable      x-ray radiation:
       mobile x-ray devices, for example in geological exploration during gamma ray logging and so forth.
---------------------------------------------------------------------------------------------------------------------------
 19.   4.4.10. Research and development work, including dosage          work with enclosed          10.0         10.10
       measurement on equipment and at workplaces in active or          radioactive emitters
       non-active sections of a monitored area of a nuclear reactor     and under risk of
       with an output in excess of zero.                                x-ray radiation:
---------------------------------------------------------------------------------------------------------------------------
 20.   4.4.11. Research and development work with radioactive nuclide   work with open              12.50        12.60
       preparations that exceed Category I. activities, i.e.            radioactive emitters
       activities requiring a permit for work on a Category II.         (radioactive nuclides)
       workplace. This also applies to janitorial work and maintenance at such workplaces, treatment of waste and handling such waste.
---------------------------------------------------------------------------------------------------------------------------
 21.   4.4.12. Work with open radioactive emitters at workplaces of     work with open              12.50        12.60
       Category II. or III..                                            radioactive emitters
                                                                        (radio nuclides)
---------------------------------------------------------------------------------------------------------------------------
 22.   4.4.13. Research and operational work with radioactive isotopes  work with open              12.50        12.60
       (radioactive nuclides) that exceed Category II. activities,      radioactive emitters
       i.e. activities requiring a permit for work on a Category III.   (radioactive nuclides)
       workplace. This also applies to janitorial work and maintenance at such workplaces, treatment of waste and handling such waste.
---------------------------------------------------------------------------------------------------------------------------
 23.   4.4.16. Handling and distribution of radioactive substances,     work with open              12.50        12.60
       inspection of closure-quality of emitters, disassembly of        radioactive emitters
       larger emitters, collection of radioactive waste and             (radioactive nuclides)
       decontamination of
---------------------------------------------------------------------------------------------------------------------------

       radiation and work (production) premises of
       workplaces of Category II. or III..
---------------------------------------------------------------------------------------------------------------------------
 24.   4.4.17. Transportation of radioactive waste and spent nuclear    work with open              12.50        12.60
       fuel in transport cases, including handling during loading and   radioactive emitters
       stacking.                                                        (radio nuclides)
---------------------------------------------------------------------------------------------------------------------------
 25.   4.4.19. Control, servicing and maintenance, including            work with open              12.50        12.60
       decontamination work on equipment and workplaces in the active   radioactive emitters
       or non-active sections of a monitored area of a reactor with a   (radioactive nuclides)
       power output of more than zero.
---------------------------------------------------------------------------------------------------------------------------
 26.   4.4.21. Servicing equipment for the central processing of        work with open              12.50        12.60
       solid, liquid and gaseous radioactive waste - open emitters by   radioactive emitters
       incineration, compacting, separation, densification,             (radioactive nuclides)
       concentration and so forth, with treatment for their final deposition or further processing.
---------------------------------------------------------------------------------------------------------------------------
 27.   4.4.22. Handling radioactive waste on premises of central        work with open              12.50        12.60
       dumps.                                                           radioactive emitters
                                                                        (radioactive nuclides)
---------------------------------------------------------------------------------------------------------------------------
       Infrared radiation - heat
---------------------------------------------------------------------------------------------------------------------------
 28.   4.6.6. Operation of  dischargers and collection of cinder and    Infrared radiation -        8.20          8.30
       ash in enclosed areas under the boilers of electric power        heat.
       plants and boiler facilities (ash discharge).
---------------------------------------------------------------------------------------------------------------------------
 29.   4.6.9. Masonry work on fireclay linings inside all               Infrared radiation -        8.20          8.30
       metallurgical furnaces, including accessories such as various    heat.
       heaters, piping, closures, covers and channels in the area of furnaces and their accessories, when hot. (after shut-off).
---------------------------------------------------------------------------------------------------------------------------
       Lasers
---------------------------------------------------------------------------------------------------------------------------
 30.   4.7.2. Tuning pulsed lasers in industrial production.            Lasers.                       9.20        9.30
---------------------------------------------------------------------------------------------------------------------------
       Infections with risk of job-related illness in the group of identified contagions
---------------------------------------------------------------------------------------------------------------------------
 31.   4.8.40. Cleaning cesspools, waste sumps  and other equipment     Infections from an            9.20        9.30
       for solid and liquid waste with an entry into the canal area,    unidentified infectious
       including taking samples of such materials for laboratory        environment, with the
       analysis.                                                        presence of, as a rule,
                                                                        only contingent
                                                                        pathogens, work in an
                                                                        environment that is
                                                                        repulsive
---------------------------------------------------------------------------------------------------------------------------


*) The sequential ordering (set forth in the 2nd column) of individual harmful influences in a work environment that is difficult and harmful to health which is set forth in Exhibit No. 2 to Government Decree No. 333/1993 Coll., On the Determination of Minimum Wage Tariffs and Extra Wages for Work in a Work Environment that is Difficult and Harmful to Health, as amended.

                                                                   Annex No. 10


               List of Work Remunerated by Extra Payments for Work
                    Under Difficult Conditions (in CZK/hr.)

                                                                                                   As of      As of 1/7/
No.   Activity                                                           Harmful effect           1/1/2004       2004
------------------------------------------------------------------------------------------------------------------------
      a) Harmful chemical substances and dust
------------------------------------------------------------------------------------------------------------------------
1.    Cleaning boilers during operation via cleaning orifices            radiating heat              8.20       8.30
------------------------------------------------------------------------------------------------------------------------
2.  Cleaning ash separators and de-ashing equipment                      carbon monoxide, carbon     8.20       8.30
                                                                         dioxide, carbon sulfide
------------------------------------------------------------------------------------------------------------------------
3.  Repairs of hot water and steam piping in enclosed spaces, canals,    harmful fumes               9.20       9.30
    shafts and underground sumps
----------------------------------------------------------------------------------------------------------------------
4.  Manual de-greasing of machinery components (with organic solvents)   chemical fumes from         8.20       8.30
                                                                         organ. solvents
----------------------------------------------------------------------------------------------------------------------
5.  Welding and soldering                                                                            8.20       8.30
    a)    electric arc welding of all kinds and methods                  compounds of nitrogen
    b)    flame welding of all kinds and methods                         and non-ferrous metals,
    c)    flame cutting metals - all kinds and methods                   harmful dust, zinc
    d)    welding plastics                                               fumes, aggressive
    e)    soldering, welding and installing cables, metal sheet          reducing atmosphere
          ends and direct contact with lead
----------------------------------------------------------------------------------------------------------------------
6.  Work connected with administering doses of hydrazine in premises     hydrazine                   8.20       8.30
    especially designated for it
----------------------------------------------------------------------------------------------------------------------
7.  Extinguishing lime in semi-enclosed spaces                           corrosive dust              8.20       8.30
----------------------------------------------------------------------------------------------------------------------
8.  Servicing stationary mixers, mixing cores and machinery for          corrosive dust              8.20       8.30
    batching and mixing dry compounds of sand and lime, slag wool and lime, xylocoque and artificial plaster in semi-enclosed spaces
----------------------------------------------------------------------------------------------------------------------
9.  Handling products from glass wool or basalt wool, fibers or felts    fragments of glass wool     8.20       8.30
                                                                         or basalt wool
----------------------------------------------------------------------------------------------------------------------
10. Cleaning and repair of work machinery, discharge ploughs and         high dust levels,           8.20       8.30
    belts for harmful vapors in deep storage tanks during operation      harmful vapors
----------------------------------------------------------------------------------------------------------------------
11. Cleaning and repair of work machinery - equipment for feeding        high dust levels,           8.20       8.30
    coal into a magazine during operation                                harmful vapors
----------------------------------------------------------------------------------------------------------------------
12. Sand-blasting components                                             silicon oxide, noise        8.20       8.30
----------------------------------------------------------------------------------------------------------------------
13. Repair, assembly, forming and disassembly of mercury measuring       mercury vapors, direct      9.20       9.30
    devices. Working with devices during handling of lead                contact with mercury
----------------------------------------------------------------------------------------------------------------------
14. Cleaning insides of cisterns and tanks for gasoline, diesel fuel,    brown-coal tar, benzyl,    10.0       10.10
    petroleum, mazut, asphalt and  chlorotex                             other vapors
----------------------------------------------------------------------------------------------------------------------
15. Dry-grinding asbestos-cement panels                                  dust, asbestos, cement      9.20       9.30
----------------------------------------------------------------------------------------------------------------------
16. Metal-coating metals in enclosed spaces (vessels)                    microscopic metallic        9.20       9.30
                                                                         dust, metal oxides, CO
----------------------------------------------------------------------------------------------------------------------
17. Painting work with red lead or lead-based paints in enclosed         fumes from lead-based       9.20       9.30
    spaces                                                               colors
----------------------------------------------------------------------------------------------------------------------
18. Collecting cinders and ash in enclosed spaces                        high dust levels,           9.20       9.30
                                                                         radiating heat, CO
----------------------------------------------------------------------------------------------------------------------
19. Cleaning production equipment of tanks, vessels or silos (when       chemical vapors             9.20       9.30
    the employee works inside - in an enclosed space) for anthracite oil, cyclohexanone, chlorine, caprolactane, nitric acid, phosphoric acid, chlorosulphuric acid, naphthalene, methyl acetate, ethylene perchloride, benzyl
----------------------------------------------------------------------------------------------------------------------
20. Cleaning and repairs inside boilers, when warm                       radiating heat, dust        10.0      10.10
----------------------------------------------------------------------------------------------------------------------
21. Tear-down work, masonry work and repair of fireclay linings of       radiating heat, fireclay    10.0      10.10
    boilers and smoke channels immediately after shut-off                dust
----------------------------------------------------------------------------------------------------------------------
22. Cold -gluing conveyor belts with Desmadur  "R"                       fumes of                    8.20       8.30
                                                                         triphenylmethane,
                                                                         methylchloride
----------------------------------------------------------------------------------------------------------------------
23. Vulcanization of conveyor belts from one kind of textile material    fumes of rubber or          8.20       8.30

    or combination of materials with bezypherene, including              bezypherene
    stabilization for vulcanization
----------------------------------------------------------------------------------------------------------------------
24. Work in dusty environment of conveyor belts, hoppers  and loading    dust                        8.20       8.30
    trays for coal under conditions where natural ventilation is restricted by inability to open windows
----------------------------------------------------------------------------------------------------------------------
25. Cleaning canals, grates and traps for dust in air-conditioning       high concentration of       8.20       8.30
    equipment                                                            dust
----------------------------------------------------------------------------------------------------------------------
26. Mixing glues (epoxies), laminating and gluing components             chemical vapors             8.20       8.30
----------------------------------------------------------------------------------------------------------------------
27. Painting tanks and components with acid-resistant coatings           chemical vapors             8.20       8.30
    (Furol, NEF, Eprosin)
----------------------------------------------------------------------------------------------------------------------
28. Repairing rubber-coated supply tanks, gluing with the use of         chemical vapors             8.20       8.30
    benzene glues, grinding rubber coatings
----------------------------------------------------------------------------------------------------------------------
29. Work with inhibited transformer oils                                 chemical vapors             8.20       8.30
----------------------------------------------------------------------------------------------------------------------
30. Working with asphalt materials that are processable when hot or      fumes, radiating heat       8.20       8.30
    cold in enclosed spaces, melting asphalt mixtures in boilers, including preparation of asphalt
----------------------------------------------------------------------------------------------------------------------
31. Work with fireclay and silica flour and preparation of refractory    dust                        9.20       9.30
    mortars
----------------------------------------------------------------------------------------------------------------------
32. Work in an accumulator station (charging and discharging lead        lead, H2SO4, fumes          8.20       8.30
    accumulators and repairing them)
----------------------------------------------------------------------------------------------------------------------
33. Spraying with two-component epoxy varnishes, nitro-varnishes,        fumes from coating          9.20       9.30
    synthetic varnishes, enamels or adhesives in enclosed spaces         substances
    (outside of a box)or large areas in semi-enclosed spaces
----------------------------------------------------------------------------------------------------------------------
34. Cleaning up coal mash                                                coal dust, smoke gases,     8.20       8.30
                                                                         ash
----------------------------------------------------------------------------------------------------------------------
b) Unfavorable micro-climatic conditions
----------------------------------------------------------------------------------------------------------------------
1.  Repair of slag-wool-removal circuits and grinding circuits on        high dust levels, high      8.20       8.30
    operating boilers                                                    temperature
----------------------------------------------------------------------------------------------------------------------
2.  Repairs in chambers of electrostatic filters                         coal and ash dust,          8,20       8,30
                                                                         carbon monoxide and
                                                                         carbon sulfide
----------------------------------------------------------------------------------------------------------------------
3.  Repairs inside smoke ventilators                                     ash dust, sulfur oxide      9.20       9.30
----------------------------------------------------------------------------------------------------------------------
4.  Maintenance work on steam conduit piping,  and sumps and             radiating heat              9.20       9.30
    channels, repairs on reducing stations during operation
----------------------------------------------------------------------------------------------------------------------
5.  Construction of various (even suspended) scaffolding and lining      radiating heat              10.0      10.10
    inside boilers immediately after shut-off
----------------------------------------------------------------------------------------------------------------------
6.  Repairs in incineration chambers and ancillary surfaces of           radiating heat,             10.0      10.10
    boilers when warm, after shut-off                                    corrosive dust, SiO2
----------------------------------------------------------------------------------------------------------------------
7.  Repairs of boilers with heat-emitting areas and accessories,         high dust levels, noise,    9.20       9.30
    heaters, smoke channels, electrostatic dust separators, when         carbon monoxide, ash and
    still warm after shut-off                                            coal dust
----------------------------------------------------------------------------------------------------------------------
8.  Repairs of equipment in proximity of heat-emitting parts of          radiating heat              9.20       9.30
    boilers
----------------------------------------------------------------------------------------------------------------------
9.  Unloading limestone from rail wagons                                 corrosive dust              8.20       8.30
----------------------------------------------------------------------------------------------------------------------
10. Maintenance and servicing work on conveyor transportation systems    corrosive dust              8.20       8.30
    and limestone dumps
----------------------------------------------------------------------------------------------------------------------
11. Maintenance work on limestone mills and crushers                     corrosive dust              8.20       8.30
----------------------------------------------------------------------------------------------------------------------
12. Cleaning work on equipment for sulfur removal and fluid boilers      corrosive dust              8.20       8.30
----------------------------------------------------------------------------------------------------------------------
13. Other activities, including operator duty, in sulfur-removal         corrosive dust              8.20       8.30
    areas and fluid boiler areas where the presence of harmful substances has been demonstrated by measurement
----------------------------------------------------------------------------------------------------------------------
c)  Ionizing radiation and high-frequency radiation
----------------------------------------------------------------------------------------------------------------------
1.  All work in a controlled area, unless listed below                   radioactive radiation       8.60       8.70
----------------------------------------------------------------------------------------------------------------------
2.  Operation of:                                                        radioactive radiation      10.0       10.10
    - charge delivery machine during transportation of
      fuel elements
    - decontamination equipment (vats, ultrasound cleaners,
      decontamination boxes)
    - equipment of cleaning station for radioactive water, sumps,

----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
    inspection shafts, sample-collection boxes
-----------------------------------------------------------------------------------------------------------------------
3.  Reviews, repairs and maintenance, decontamination, dosimetric        radioactive radiation       10.0      10.10
    checking, non-destructive checking of :
    - charge delivery machines - outer part of (fittings, gears, synchro devices, metal switches, electromagnets etc.)
    - equipment where at a distance of 1 m from its surface there is a dosage equivalent of more than 20 microSv/h.
    - repairs and certification of ionizing chambers
----------------------------------------------------------------------------------------------------------------------
4.  Repairs, maintenance, decontamination, dosimetric testing and        radioactive radiation       10.30     10.40
    non-destructive testing of detectors for basic parameters of radioactive media (dosimetric detectors)
----------------------------------------------------------------------------------------------------------------------
5.  Sample-taking: - decolorizing ion exchanger SVO 1, SVO 2, SVO 3,     radioactive radiation       10.0      10.10
    SVO 6
    - processing of samples from controlled areas during
    replacement of fuel
----------------------------------------------------------------------------------------------------------------------
6.  Decontamination:                                                     radioactive radiation       10.0      10.10
    - floors and tools in active parts of controlled areas
    - equipment and transport equipment not classified in other groups
    - protective work clothing from rubber and PVC (manually)
----------------------------------------------------------------------------------------------------------------------
7.  Delivery of charges into neutron machines                            radioactive radiation       10.00     10.10
----------------------------------------------------------------------------------------------------------------------
8.  Removal of fixtures of emitters of gamma-rays and neutrons on a      radioactive radiation       10.00     10.10
    certification stand
----------------------------------------------------------------------------------------------------------------------
9.  Collection, sorting and liquidation of medium-activity solid and     radioactive radiation       10.30     10.40
    liquid waste
----------------------------------------------------------------------------------------------------------------------
10. Removal of active  decolorizing ion exchanger cartridges and         radioactive radiation       10.0      10.10
    filters for SVO
----------------------------------------------------------------------------------------------------------------------
11. Preparation of material and equipment for disassembly and            radioactive radiation       10.0      10.10
    assembly of a reactor in the reactor room and active workshops
    (material does not come into contact with interior section of reactor)
----------------------------------------------------------------------------------------------------------------------
12. Replacement of filters in suction systems for special ventilation    radioactive radiation       10.90     11.00
    and work connected with their immediate liquidation
----------------------------------------------------------------------------------------------------------------------
13. Cleaning suction baskets and collector vats for radioactive water    radioactive radiation       10.90     11.00
----------------------------------------------------------------------------------------------------------------------
14. Cleaning and drying drainage systems for capturing active            radiation                   10.90     11.00
    substances
----------------------------------------------------------------------------------------------------------------------
15. Collection, sorting and liquidation of solid and liquid substances   radioactive radiation       10.90     11.00
----------------------------------------------------------------------------------------------------------------------
16. Reviews, repairs and maintenance, decontamination, dosimetric        radioactive radiation       10.90     11.00
    checking, non-destructive checking of  equipment where at a distance of  1 m from its surface there is a dosage equivalent of more than 50 microSv/h.
----------------------------------------------------------------------------------------------------------------------
17. Clean-up of the results of an extraordinary Condition I event        radioactive radiation       10.90     11.00
----------------------------------------------------------------------------------------------------------------------
18. Work with lasers of Class III b) and higher where the technical      laser equipment             11.30     11.40
    securing method does not eliminate the risk of a hit by a direct or reflected beam
----------------------------------------------------------------------------------------------------------------------
19. Work on equipment of nuclear power plant where:                      radioactive radiation       13.00     13.10
    - worker comes into contact with highly active media: (volume, activity of media A exceeds 1.10 Bq/1)
    - at a distance of 1 m from their surface the equivalent dosage
      DE
    > 100 microSv/h
----------------------------------------------------------------------------------------------------------------------
20. Work on reactors with loosened seals, work on fire protection        radioactive radiation       12.50     12.60
    circulation loops and their components
----------------------------------------------------------------------------------------------------------------------
21. Work on basis of an "R" order in the area of a hermetic zone         radioactive radiation       12.50     12.60
    under normal operation
----------------------------------------------------------------------------------------------------------------------
22. Work on equipment of cleaning stations and filtration equipment      radioactive radiation       12.50     12.60
----------------------------------------------------------------------------------------------------------------------
23. Work on an exchanger pool, storage pool for spent  fuel and          radioactive radiation       12.50     12.60
    inspection sections
----------------------------------------------------------------------------------------------------------------------
24. Work on decontamination hubs                                         radioactive radiation       12.50     12.60
----------------------------------------------------------------------------------------------------------------------

25. Work on containers for transportation of used parts of a reactor     radioactive radiation       12.50     12.60
    (or fuel) and  equipment that comes into contact with insider parts of a reactor
----------------------------------------------------------------------------------------------------------------------
26. Work on charge-delivery equipment whose parts come into contact      radioactive radiation       12.50     12.60
    with spent fuel
----------------------------------------------------------------------------------------------------------------------
27. Handling spent fuel and inside parts of a reactor                    radioactive radiation       12.50     12.60
----------------------------------------------------------------------------------------------------------------------
28. Clean-up of the results of an extraordinary Condition II. or         radioactive radiation       12.50     12.60
    III. event.
----------------------------------------------------------------------------------------------------------------------
29. Working with media where AV>105 Bq/1                                 radioactive radiation       12.50     12.60
----------------------------------------------------------------------------------------------------------------------
d) Risk of infection and repulsive environment
----------------------------------------------------------------------------------------------------------------------
1.  Removal of mud with harmful substances from inlet sections of        high concentration of       8.20       8.30
    hydro-electric turbines                                              harmful substances
----------------------------------------------------------------------------------------------------------------------
2.  Cleaning condensers during entry via installation orifices           high concentration of       9.20       9.30
                                                                         harmful substances
----------------------------------------------------------------------------------------------------------------------
3.  Cleaning sumps, waste or cesspools                                   repulsive environment,      9.20       9.30
                                                                         risk of infection
---------------------------------------------------------------------------------------------------------------------
4.  Handling filtration sand sullied with sludge and decomposing         repulsive environment,      9.20       9.30
    material in canals                                                   benzene, toluene, xylene
----------------------------------------------------------------------------------------------------------------------
5.  Servicing and maintenance of equipment for rough-cleaning and        repulsive environment,      9.20       9.30
    sludge decomposition in underground areas (semi-enclosed and         risk of infection
    enclosed spaces)
----------------------------------------------------------------------------------------------------------------------
6.  Cleaning of canalization sumps, cesspools and inlets with entry      risk of infection,          9.20       9.30
    into an enclosed                                                     repulsive environment
----------------------------------------------------------------------------------------------------------------------
7.  Operation of equipment for transport and processing of solid         risk of infection,          8.20       8.30
    household waste at an incinerator                                    repulsive environment
----------------------------------------------------------------------------------------------------------------------
8.  Refurbishing WC equipment, clean-up of waste                         repulsive environment       8.20       8.30
----------------------------------------------------------------------------------------------------------------------
9.  Laboratory evaluation of  COV samples in a chemical lab              risk of other infections    8.20       8.30
----------------------------------------------------------------------------------------------------------------------
e)  Noise, mechanical tremors (vibration)
----------------------------------------------------------------------------------------------------------------------
1.  Work with pneumatic drills, jackhammers, electric vibrators with     vibration, noise            8.20       8.30
    internal combustion engines, chainsaws etc.
----------------------------------------------------------------------------------------------------------------------
2.  Noise levels in excess of Laeg 85 dB at any workplace                noise                       8.20       8.30
----------------------------------------------------------------------------------------------------------------------
3.  Blasting machinery components with the use of high-pressure pumps    vibration, repulsive        8.20       8.30
                                                                         environment
----------------------------------------------------------------------------------------------------------------------

                                       66